Exhibit 2.1

PRIVATE AND CONFIDENTIAL

AGREEMENT AND PLAN OF MERGER

dated

January 5, 2024

by and among

HCYC Holding Company,

Alphatime Acquisition Corp,

HCYC Group Company Limited,

ATMC Merger Sub 1 Limited,

ATMC Merger Sub 2 Limited,

and

HCYC Merger Sub Limited

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5.4	Non-Contravention	25
5.5	Capital Structure	26
5.6	Charter Documents	26
5.7	Corporate Records	26
5.8	Subsidiaries	26
5.9	Consents	27
5.10	Financial Statements	27
5.11	Internal Accounting Controls	28
5.12	Absence of Certain Changes	28
5.13	Properties; Title to the Company Group’s Assets	28
5.14	Litigation	29
5.15	Contracts	29
5.16	Licenses and Permits	32
5.17	Compliance with Laws	32
5.18	Intellectual Property	33
5.19	Accounts Receivable and Payable; Loans	36
5.20	Pre-payments	36
5.21	Employees	36
5.22	Employment Matters	36
5.23	Withholding	37
5.24	Real Property	37
5.25	Tax Matters	38
5.26	Environmental Laws	39
5.27	Powers of Attorney and Suretyships	40
5.28	Directors and Officers	40
5.29	Other Information	40
5.30	Certain Business Practices	40
5.31	Sanctions; Anti-Money Laundering	41
5.32	Not an Investment Company	41
5.33	Insurance	41
5.34	Finders’ Fees.	41
5.35	Information Supplied	41

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SPAC		43

6.1	Corporate Existence and Power	43
6.2	Authorization	43
6.3	Governmental Authorization	44
6.4	Non-Contravention	44
6.5	Finders’ Fees	44
6.6	Capitalization	44
6.7	Trust Fund	45
6.8	Listing	45
6.10	Board Approval	45
6.11	SPAC SEC Documents and Financial Statements	46
6.12	Litigation	46
6.13	Compliance with Laws	47
6.14	Tax Matters	47

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ARTICLE VII REPRESENTATIONS AND WARRANTIES OF ACQUISITION ENTITIES		50

7.1	Corporate Existence and Power	50
7.2	Authorization	50
7.3	Governmental Authorization	50
7.4	Non-Contravention	51
7.5	Finders’ Fees	51
7.6	Issuance of Shares	51
7.7	Capitalization	51
7.8	Board Approval	51
7.9	Litigation	52
7.10	Compliance with Laws	52
7.11	Not an Investment Company	52
7.12	Business Activities	52
7.13	U.S	52
7.14	Intended Tax Treatment	53
7.15	Foreign Private Issuer	53
7.16	EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES	53

ARTICLE VIII COVENANTS OF THE RELEVANT PARTIES PENDING CLOSING		54

8.1	Conduct of the Business	54
8.2	Access to Information	57
8.3	Notices of Certain Events	57
8.4	SEC Filings	58
8.5	The Registration Statement	58
8.6	Trust Account	60
8.7	Directors’ and Officers’ Indemnification and Insurance	60
8.8	Board of Directors of PubCo	61
8.9	Reporting and Compliance with Laws	61
8.10	Fairness Opinion	61
8.11	Transaction Financing	62
8.12	Organizational Documents	62

ARTICLE IX COVENANTS OF THE COMPANY		62

9.1	Annual and Interim Financial Statements	62
9.2	Company Shareholder Approval	62
9.3	Acquisition Entities Shareholder Approval	62

ARTICLE X COVENANTS OF ALL PARTIES HERETO		63

10.1	Reasonable Best Efforts; Further Assurances	63
10.2	Tax Matters	63
10.3	Settlement of the SPAC’s Liabilities	64
10.4	Confidentiality	64

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ARTICLE XI CONDITIONS TO CLOSING		65

11.1	Condition to the Obligations of the Parties	65
11.2	Additional Conditions to Obligations of SPAC	65
11.3	Additional Conditions to Obligations of the Company	66
11.4	Frustration of Conditions	67

ARTICLE XII DISPUTE RESOLUTION		67

12.1	Jurisdiction	67
12.2	Waiver of Jury Trial; No Exemplary Damages	67

ARTICLE XIII TERMINATION		68

13.1	Termination	68
13.2	Effect of Termination	69

ARTICLE XIV INDEMNIFICATION; SURVIVAL		69

14.2	Indemnity Escrow Agreement.	69
14.3	Indemnification Procedures.	69
14.4	Escrow of Indemnity Escrow Shares by the Principal Shareholder.	71
14.5	Payment of Indemnification.	72
14.6	Survival.	72
14.7	Limitations on Indemnification.	72
14.8	Sole and Exclusive Remedy.	73

ARTICLE XV MISCELLANEOUS		73

15.1	Notices	73
15.2	Amendments; No Waivers; Remedies	74
15.3	Arm’s Length Bargaining; No Presumption Against Drafter	74
15.4	Publicity	74
15.5	Expenses	75
15.6	No Assignment or Delegation	75
15.7	Governing Law	75
15.8	Counterparts	75
15.9	Entire Agreement	75
15.10	Severability	75
15.11	Construction of Certain Terms and References; Captions	76
15.12	Further Assurances	76
15.13	Third Party Beneficiaries	77
15.14	Waiver of Claims Against Trust	77
15.15	Enforcement	78
15.16	Non-Recourse	78

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AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of January 5, 2024, by and among (i) AlphaTime Acquisition Corp, a Cayman Islands exempted company (“SPAC”), (ii) HCYC Group Company Limited, a Cayman Islands exempted company (the “Company”), (iii) HCYC Holding Company, a Cayman Islands exempted company (“PubCo”), (iv) ATMC Merger Sub 1 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 1”), (v) ATMC Merger Sub 2 Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 2”), and (vi) HCYC Merger Sub Limited, a Cayman Islands exempted company and a wholly-owned subsidiary of PubCo (“Merger Sub 3”).

W I T N E S S E T H :

A. SPAC is a blank check company and was formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

B. PubCo is a newly formed Cayman Islands company, formed for the purpose of making acquisitions and investments, with the objective of acting as the publicly traded holding company for its investee entities.

C. Merger Sub 1 is a newly formed Cayman Islands company, wholly owned by PubCo and formed for the purpose of effectuating the First SPAC Merger (as defined below).

D. Merger Sub 2 is a newly formed Cayman Islands company, wholly owned by PubCo and formed for the purpose of effectuating the Second SPAC Merger (as defined below).

E. Merger Sub 3 is a newly formed Cayman Islands company, wholly owned by PubCo and formed for the purpose of effectuating the Acquisition Merger (as defined below).

F. The parties hereto desire and intend to effect a business combination whereby (a) SPAC will merge with and into Merger Sub 1, with SPAC being the surviving entity (the “First SPAC Merger”), (b) immediately following the First SPAC Merger, SPAC will merge with and into Merger Sub 2, with Merger Sub 2 being the surviving entity (the “Second SPAC Merger”, and together with the First SPAC Merger, the “Initial Mergers”), and (c) following the Initial Mergers, Merger Sub 3 will merge with and into the Company (the “Acquisition Merger” and together with the Initial Mergers, the “Mergers”), with the Company being the surviving entity and becoming a wholly owned subsidiary of PubCo, each Merger to occur upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”).

G. Simultaneously with the execution and delivery of this Agreement, the Principal Shareholder has entered into a Support Agreement with SPAC and the Company (the “Company Shareholder Support Agreement”).

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H. Simultaneously with the execution and delivery of this Agreement, Sponsor has entered into a Support Agreement with SPAC and the Company (the “Sponsor Support Agreement”).

I. In connection with the consummation of the Merger, certain equityholders of SPAC and certain shareholders of the Company will, on or prior to the Closing, enter into a registration rights agreement to, among other matters, have such rights apply to the PubCo securities, and provide those shareholders of PubCo with registration rights, the form of which is attached as Exhibit A hereto (the “Registration Rights Agreement”).

J. The boards of directors of SPAC, each Acquisition Entity and the Company have each (a) determined that the Mergers and the other transactions contemplated by this Agreement and the Additional Agreements (the “Transactions”) are fair, advisable and in the best interests of their respective companies and shareholders, and (b) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein.

K. PubCo, as the sole shareholder of the other Acquisition Entities, has approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties accordingly agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions

The following terms, as used herein, have the following meanings:

“Acquisition Entity” means each of PubCo, Merger Sub 1, Merger Sub 2 and Merger Sub 3.

“Action” means any charge, claim, demand, notice of noncompliance or violation, action, complaint, petition, investigation, audit, appeal, suit, litigation, arbitration or other similar proceeding initiated or conducted by a mediator, arbitrator or Governmental Authority, whether administrative, civil, regulatory or criminal, and whether at Law or in equity, or otherwise under any applicable Law.

“Additional Agreements” mean the Company Shareholder Support Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Lock-Up Agreements, the NNN Agreements, the Employment Agreements, the Earnout Escrow Agreement, the Indemnity Escrow Agreement and the other agreements, certificates and instruments to be executed or delivered by any of the parties hereto in connection with or pursuant to this Agreement.

“Affiliate” means, with respect to any specified Person, any other Person that directly or indirectly Controls, is Controlled by, or is under common Control with such specified Person.

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“Anti-Corruption Laws” means any Laws relating to anti-bribery or anticorruption (governmental or commercial), which apply to the business and dealings of the Company Group, including Laws that prohibit the corrupt payment, offer, promise or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Government Official, government employee or commercial entity to obtain or retain business or a business advantage such as, without limitation, the U.S. Foreign Corrupt Practices Act of 1977 and the United Kingdom Bribery Act 2010, each as amended from time to time, and all applicable Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.

“Audited Financial Statements” means the audited consolidated financial statements of the Company Group (including, in each case, any related notes thereto), consisting of the audited consolidated balance sheets of the Company Group as of March 31, 2022 and March 31, 2023 and the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the year then ended.

“Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department, division, commission or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute resolving panel or body.

“Books and Records” means the financial books and records (whether written, electronic, or otherwise embodied) in which a Person’s assets, the business or its transactions are otherwise reflected, other than registers of members, stock books and minute books.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York, the PRC, Hong Kong or the Cayman Islands are authorized or required by applicable Law to close.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Disclosure Schedule” means the disclosure schedule delivered by the Company to SPAC and the Acquisition Entities concurrently with the signing of this Agreement.

“Company Fundamental Representations” means the representations and warranties contained in Sections 5.1 (Corporate Existence and Power), 5.2 (Authorization), 5.3 (Governmental Authorization), 5.5 (Capital Structure), 5.8 (Subsidiaries), and 5.34 (Finders’ Fees).

“Company Group” means the Company and its Subsidiaries, collectively.

“Company Shareholder” means any shareholder of the Company.

“Company Shares” means ordinary shares of the Company, par value US$1.00 per share.

“Company Total Shares” means, as of immediately prior to the Acquisition Merger Effective Time, the sum of the number of issued and outstanding Company Shares (on a fully-diluted and as-converted basis).

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“Contracts” means all binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other binding contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Deferred Underwriting Amount” means the portion of the underwriting discounts and commissions held in the Trust Account, which the underwriters of the IPO are entitled to receive upon the Acquisition Closing in accordance with the Underwriting Agreement, which amount is held in escrow pursuant to the Investment Management Trust Agreement.

“Deferred Underwriting Commission” has the meaning set forth in the Underwriting Agreement.

“DTC” means the Depository Trust Company.

“Employment Agreements” means each of the employment agreements between PubCo and the Key Personnel dated as of the Closing in form and substance reasonably satisfactory to PubCo.

“Environmental Laws” shall mean all applicable Laws relating to pollution, human health and safety or protection of the environment (including natural resources), or prohibition, regulation or control of any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act and the Clean Water Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means the quotient obtained by dividing (i) the Per Share Equity Value by (ii) ten dollars ($10.00).

“Government Official” means (a) any official, officer, employee or representative of, or other individual acting for or on behalf of, any Authority or agency or instrumentality thereof (including any state-owned or controlled enterprise),or any public international organization (as defined in the U.S. Foreign Corrupt Practices Act), (b) any political party or party official or candidate for political office or (c) any company, business, enterprise or other entity owned, in whole or in part, or controlled by any person described in the foregoing clause (a) or (b) of this definition.

“Hazardous Material” shall mean any material, emission, chemical, substance or waste that has been designated or regulated as radioactive, toxic, hazardous, or as a pollutant or a contaminant (or words of similar intent or meaning) by any Authority or under applicable Laws.

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“Hazardous Material Activity” shall mean the transportation, transfer, recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, labeling, or distribution of any Hazardous Material or any product or waste containing a Hazardous Material, or product manufactured with ozone depleting substances, including, any required labeling, payment of waste fees or charges (including so-called e-waste fees) and compliance with any recycling, product take-back or product content requirements.

“IPO” means the initial public offering of SPAC pursuant to a prospectus, dated as of December 30, 2022, and filed with the SEC on January 3, 2023.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than those incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against and not settled, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person, and (h) all obligations described in clauses (a) through (g) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Indemnified Party” means, collectively, the shareholders of SPAC as of immediately prior to the Closing, as represented by the Sponsor.

“Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefor, trade name, license, domain names, invention, patent, patent application, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs, data bases, u.r.l.s., trade secrets, know-how, invention rights, rights of privacy and publicity, and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all renewals, extensions, additions, improvements and accessions thereto and all allied, ancillary and subsidiary rights relating thereto; and with respect to each of the forgoing items in this definition, which is owned, licensed, filed, used by or proprietary to the Company Group, or used or held for use in the business operated by the Company Group, whether registered or unregistered, or domestic or foreign, and whether computer generated or otherwise.

“Interim Financial Statements” means the unaudited consolidated financial statements of the Company Group consisting of the consolidated balance sheets of the Company Group as of September 30, 2023 and the related consolidated income statements for the six (6) months then ended.

“Investment Management Trust Agreement” means the investment management trust agreement, dated as of December 30, 2022, by and between SPAC and the Trustee.

“Law” means any domestic, international or foreign, federal, state, municipality or local law, statute, ordinance, code, principle of common law, act, treaty or order of any Authority, including rule or regulation promulgated thereunder.

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“Lease” means any and all leases, subleases, licenses, concessions, sale/leaseback arrangements or similar arrangements and other occupancy agreements pursuant to which the Company Group holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company Group thereunder.

“Leased Real Property” means the real property leased, subleased, licensed or otherwise occupied by the Company Group as tenant, sublessee, licensee or occupier, together with, to the extent leased by the Company Group, all buildings and other structures, facilities, improvements or fixtures currently or hereafter located thereon.

“Liabilities” means any and all liabilities, Indebtedness, claims, or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured and whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax Liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (on voting, sale, transfer or disposition), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Lock-up Agreements” means the Lock-Up Agreements substantially in the form attached hereto as Exhibit B, dated as of the Closing Date and entered into by the Company Shareholders party thereto.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect after the date of this Agreement that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations or financial condition of such Person and its Subsidiaries, taken as a whole or (b) the ability of such Person and its Affiliates to consummate the transactions contemplated by this Agreement; provided, however, that any fact, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other facts, events, occurrences, changes or effects) shall not be taken into account when determining whether a Material Adverse Effect pursuant to clause (a) above has occurred: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by any acts of God, terrorism, war (whether or not declared) or natural disaster or any worsening thereof; (v) any epidemic, pandemic, plague or other outbreak of illness or disease or public health event (including COVID-19) or any COVID-19 Measures or any changes or prospective changes in such COVID-19 Measures or changes or prospective changes in the interpretation, implementation or enforcement thereof; (vi) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided, that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (vii) with respect to PubCo, the consummation and effects of redemptions in respect of SPAC Shareholders; (viii) the announcement or the existence of, compliance with or performance under, this Agreement or the transactions contemplated hereby, including the impact thereof on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with employees, labor unions, works councils or other labor organizations, customers, suppliers or partners; (ix) any actions taken at the written request (including e-mail or other forms of electronic communications) or with the written consent of SPAC (including e-mail or other forms of electronic communications); (x) any changes or prospective changes after the date of this Agreement in applicable Law (or interpretations, implementation or enforcement thereof), excluding GAAP or any other accounting principles (or authoritative interpretations thereof); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i), (ii), (iii), (iv), and (v) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries and geographic location in which such Person or any of its Subsidiaries primarily conducts and operates its businesses. Notwithstanding the foregoing, with respect to SPAC, the amount of redemptions in respect of SPAC Shareholders or failure to obtain the Required SPAC Shareholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to PubCo.

“Nasdaq” means Nasdaq Global Market or Nasdaq Capital Market.

“NNN Agreements” means each of the non-disclosure, non-competition and non-solicitation agreements between PubCo and the Key Personnel dated as of the Closing in form and substance reasonably satisfactory to PubCo.

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“Order” means any decree, order, judgment, writ, award, injunction, rule, determination or consent of or by an Authority.

“Organizational Documents” means, with respect to any Person, its certificate of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Owned Real Property” means all land, buildings, structures and improvements owned by any member of the Company Group.

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“PCAOB Audited Financial Statements” means the audited consolidated financial statements of the Company Group (including, in each case, any related notes thereto), consisting of the audited consolidated balance sheets of the Company Group for the fiscal year ended March 31, 2023 and the six (6) month period ended September 30, 2023 and, in each case, including the related consolidated audited income statements, changes in shareholder equity and statements of cash flows for the period then ended, each audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor.

“Per Share Equity Value” means the quotient obtained by dividing (i) US$75,000,000 by (ii) the Company Total Shares.

“Per Share Merger Consideration” means, with respect to any Company Share that is issued and outstanding immediately prior to the Acquisition Merger Effective Time, a number of PubCo Ordinary Shares equal to the Exchange Ratio.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business, (b) Liens for Taxes or assessments and similar governmental charges or levies that either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any member of the Company Group’s use or occupancy of such real property for the operation of their business, (d) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (e) licenses of Intellectual Property Rights in the ordinary course of business, or (f) Liens arising under this Agreement or any Additional Agreement, in each case other than such encumbrances or restrictions that are the direct and intended result of the affirmative vote or action occurring after the date of this Agreement by a member of the Company Group.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“PRC” means the People’s Republic of China, which, for all purposes of this Agreement, shall not include Hong Kong Special Administrative Region, Macau Special Administrative Region, and Taiwan.

“Pre-Closing Period” means any period that ends on or before the Closing Date or with respect to a period that includes but does not end on the Closing Date, the portion of such period through but excluding the Closing Date.

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“Principal Shareholder” means HCYC Wealth Management Company Limited, a business company limited by shares in the British Virgin Islands.

“PubCo Ordinary Shares” means the ordinary shares of PubCo, par value US$10.00 per share.

“Real Property” means, collectively, all real properties and interests therein (including the right to use), together with all buildings, fixtures, trade fixtures, plant and other improvements located thereon or attached thereto; all rights arising out of use thereof (including air, water, oil and mineral rights); and all subleases, franchises, licenses, permits, easements and rights-of-way which are appurtenant thereto.

“Registration Statement” means the Registration Statement on Form S-4 or Form F-4, or other appropriate form determined by the parties hereto, including any pre-effective or post-effective amendments or supplements thereto, to be filed with the SEC by PubCo under the Securities Act with respect to PubCo Ordinary Shares to be issued in connection with the transactions contemplated by this Agreement.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“SPAC Ordinary Shares” means the ordinary shares, par value $0.0001 per share, of SPAC.

“SPAC Rights” means the issued and outstanding rights of SPAC, each such right convertible into one-tenth (1/10) of a SPAC Ordinary Share at the closing of a business combination.

“SPAC Shareholder” means any shareholder of SPAC.

“SPAC Transaction Expenses” means all documented unpaid fees and expenses of SPAC, any of the Acquisition Entities or the Sponsor for outside counsel or for any other agents, advisors, consultants, experts and financial advisors employed by or on behalf of SPAC, any of the Acquisition Entities or the Sponsor in connection with the IPO (including, without limitation, the Deferred Underwriter Commission, any SPAC deadline extension loans and working capital loans), the transactions contemplated hereby, other proposed business combinations with other third parties, or any transaction financing.

“SPAC Unit” means a unit of SPAC comprised of one SPAC Ordinary Share, one SPAC Warrant and one SPAC Right.

“SPAC Warrant” means a redeemable warrant entitling the holder to purchase SPAC Ordinary Shares on the terms and subject to the conditions set forth therein.

“Sponsor” means Alphamade Holding LP, a Delaware limited partnership.

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“Subsidiary” means, with respect to any specified Person, any other Person (a) of which such specified Person or any other Subsidiary of such specified Person is a general or managing partner, (b) of which at least a majority of the securities (or other interests having by their terms ordinary voting power to elect a majority of the board of directors or other performing similar functions with respect to such corporation or other organization) is, directly or indirectly, owned or controlled by such specified Person or by any one or more of its Subsidiaries, (c) of which at least a majority of the economic interests is, directly or indirectly, owned or controlled by such specified Person or by any one or more of its Subsidiaries, including interests held through a variable-interest-entity structure or other similar contractual arrangements, or (d) whose assets and financial results are consolidated with the net earnings of such specified Person and are recorded on the books of such specified Person for financial reporting purposes in accordance with U.S. GAAP.

“Tangible Personal Property” means all tangible personal property and interests therein, including machinery, computers and accessories, furniture, office equipment, communications equipment, automobiles, trucks, forklifts and other vehicles owned or leased by the Company and other tangible property.

“Tax” means any federal, state, local or foreign tax, charge, fee, levy, custom, duty, deficiency, or other assessment of any kind or nature including any income (net or gross), gross receipts, profits, windfall profit, sales, use, goods and services, ad valorem, franchise, license, withholding, employment, social security, workers compensation, unemployment compensation, employment, payroll, transfer, excise, import, real property, personal property, intangible property, occupancy, recording, minimum, alternative minimum, environmental or estimated tax, including any liability therefor as a transferee or successor, as a result of Treasury Regulations Section 1.1502-6 or similar provision of applicable Law or as a result of any Tax sharing, indemnification or similar agreement, together with any interest, penalty, additions to tax or additional amount imposed with respect thereto.

“Tax Return” means any return, information return, declaration, claim for refund or credit, report or any similar statement, and any amendment thereto, including any attached schedule and supporting information, whether on a separate, consolidated, combined, unitary or other basis, that is filed or required to be filed with any Taxing Authority in connection with the determination, assessment, collection or payment of a Tax or the administration of any Law relating to any Tax.

“Taxing Authority” means the Internal Revenue Service and any other Authority responsible for the collection, assessment or imposition of any Tax or the administration of any Law relating to any Tax.

“Trustee” means American Stock Transfer & Trust Company, LLC.

“Underwriting Agreement” means the underwriting agreement dated December 30, 2022 between SPAC and Chardan Capital Markets, LLC.

“U.S. GAAP” means U.S. generally accepted accounting principles, consistently applied.

“$” or “US$” means U.S. dollars, the legal currency of the United States.

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1.2 Table of Defined Terms

The following terms have the meanings set forth in the Sections set forth below:

Defined Term	Section

Acquisition Merger	Preamble
Acquisition Merger Effective Time	3.2
Agreement	Preamble
Alternative Transaction	8.1(d)
Amended PubCo Charter	8.5(ii)
Anti-Money Laundering Laws	5.32
Balance Sheet Date	5.10(a)
Bankruptcy and Equity Exception	5.2
Cayman Companies Act	Preamble
Acquisition Closing	2.2
Closings	3.2
Closing Date	3.2
Company	Preamble
Company Balance Sheet	5.10(a)
Company Closing Statement	4.4(a)
Company Dissenting Shareholders	4.3(e)
Company Dissenting Shares	4.3(e)
Company Material Contract	5.15(a)
Company Shareholder Approval	5.2
Computer Systems	5.18(g)
D&O Indemnified Persons	8.7(a)
D&O Tail Insurance	8.7(b)
Earnout Escrow Account	4.6(a)
Earnout Escrow Agreement	4.6(a)
Earnout Shares	4.6(a)
Escrowed Earnout Shares	4.6(a)
Financial Statements	5.10(a)
First SPAC Merger	Preamble
Indemnification Notice	14.3(a)
Indemnifying Party	14.1
Indemnity Escrow Account	14.2
Indemnity Escrow Agent	14.2
Indemnity Escrow Agreement Indemnity Escrow Shares	14.2 14.2
Initial Mergers	Preamble
Intended Tax Treatment	3.7
Interim Period	Article VIII
Key Personnel	5.22(a)
Labor Agreements	5.23(a)
Merger Sub 1	Preamble

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Merger Sub 1 Share	7.7(a)
Merger Sub 2	Preamble
Merger Sub 2 Share	7.7(a)
Merger Sub 3	Preamble
Merger Sub 3 Share	7.7(a)
Merger Sub Ordinary Shares	6.6(b)
Outside Closing Date	13.1(b)
Permits	5.16
Personal Information	5.17(b)
PIPE Investments	8.11
PIPE Investment Procured by Company	8.11
PIPE Investment Procured by SPAC
Plan of Acquisition Merger	3.2
Pro Rata Portion	4.6(a)
Prospectus	14.15
Proxy Statement	8.5(i)
PubCo Share	7.7(a)
Required SPAC Shareholder Approval	11.1(e)
Sanctions	5.32
Second SPAC Merger	Preamble
SPAC	Preamble
SPAC Dissenting Shareholders	4.1(e)
SPAC Dissenting Shares	4.1(e)
SPAC Financials	6.11(c)
SPAC SEC Documents	Article VI
SPAC Shareholder Approval Matters	8.5(ii)
SPAC Special Meeting	8.5(i)
Surviving Company	3.1
Transfer Taxes	4.8
Trust Account	6.7

ARTICLE II

INITIAL MERGERS

2.1 Initial Mergers. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Cayman Companies Act, at the First SPAC Merger Effective Time, SPAC shall be merged with and into Merger Sub 1. Following the First SPAC Merger, the separate corporate existence of Merger Sub 1 shall cease and SPAC shall continue as the surviving company (the “Initial SPAC Surviving Sub”) in the First SPAC Merger under the Laws of the Cayman Islands. Immediately following the First SPAC Merger, Initial SPAC Surviving Sub shall be merged with and into Merger Sub 2. Following the Second SPAC Merger Effective Time, the separate corporate existence of Initial SPAC Surviving Sub shall cease and Merger Sub 2 shall continue as the surviving company (the “Subsequent SPAC Surviving Sub”) in the Second SPAC Merger under the Laws of the Cayman Islands as a wholly owned subsidiary of PubCo.

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2.2 Initial Closings; Initial Mergers Effective Time. Unless this Agreement is earlier terminated in accordance with Article XIII, the closing of the First SPAC Merger (the “First Closing”) shall take place at the offices of Winston & Strawn LLP, 800 Capitol Street, Houston, Texas at 9:00 a.m. Houston time (10:00 a.m. Cayman Islands time) on a date no later than three (3) Business Days after the satisfaction or (if permissible) waiver of all the conditions set forth in Article XI (other than those conditions that by their nature are to be satisfied at the First Closing, but subject to the satisfaction or, if permissible, waiver of those conditions), or at such other place and time as the Company and SPAC may mutually agree upon in writing. The closing of the Second SPAC Merger (the “Second Closing”, and together with the First Closing, the “Initial Closings”) shall immediately follow the First Closing. The parties may participate in the Initial Closings via electronic means by the mutual exchange of electronic signatures (including portable document format (.PDF) and DocuSign). The date on which the Initial Closings occur is hereinafter referred to as the “Initial Closing Date”. Subject to the provisions of this Agreement, at the Initial Closings, (i) SPAC and Merger Sub 1 shall execute a plan of merger (the “First Plan of Merger”) in a form reasonably satisfactory to the Company and SPAC and the parties hereto shall cause the First SPAC Merger to be consummated by filing First Plan of Merger (and such other documents required by Cayman Companies Act) with the Registrar of Companies of the Cayman Islands in accordance with the relevant provisions of Cayman Companies Act (the time as agreed in writing by the Company and SPAC and specified in the First Plan of Merger, being the “First SPAC Merger Effective Time”) and (ii) after the filing of the First Plan of Merger, Initial SPAC Surviving Sub and Merger Sub 2 shall execute a plan of merger (the “Second Plan of Merger”) in a form reasonably satisfactory to the Company and SPAC and the parties hereto shall cause the Second SPAC Merger to be consummated by filing the Second Plan of Merger (and such other documents required by Cayman Companies Act) with the Registrar of Companies of the Cayman Islands in accordance with the relevant provisions of the Cayman Companies Act (the time as agreed in writing by the Company and Initial SPAC Surviving Sub and specified in the Second Plan of Merger, being the “Second SPAC Merger Effective Time”; it being understood that the Second SPAC Merger Effective Time and the First SPAC Merger Effective Time shall be on the same day).

2.3 Effect of the First SPAC Merger. At the First SPAC Merger Effective Time, the effect of the First SPAC Merger shall be as provided in this Agreement, the First Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the First SPAC Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of SPAC and Merger Sub 1 shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Initial SPAC Surviving Sub, which shall include the assumption by Initial SPAC Surviving Sub of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub 1 set forth in this Agreement to be performed after the First SPAC Merger Effective Time.

2.4 Memorandum and Articles of Association of Initial SPAC Surviving Sub. At the First SPAC Merger Effective Time, by virtue of the First SPAC Merger and without any action on the part of SPAC, Merger Sub 1 or any other Person, the memorandum and articles of association of Merger Sub 1, as in effect immediately prior to the First SPAC Merger Effective Time, shall become the memorandum and articles of association of the Initial SPAC Surviving Sub until thereafter amended as provided therein, herein and under the Cayman Companies Act, except that the name of the Initial SPAC Surviving Sub reflected therein shall be “AlphaTime Acquisition Corp”.

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2.5 Directors and Officers of Initial SPAC Surviving Sub. At the First SPAC Merger Effective Time, the board of directors and officers of Merger Sub 1 and SPAC shall cease to hold office, and the board of directors and officers of Initial SPAC Surviving Sub shall be appointed as determined by the Company, each to hold office in accordance with the memorandum and articles of association of the Initial SPAC Surviving Sub then effective or until their respective successors are duly elected or appointed and qualified.

2.6 Effect of the Second SPAC Merger. At the Second SPAC Merger Effective Time, the effect of the Second SPAC Merger shall be as provided in this Agreement, the Second Plan of Merger and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Second SPAC Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of Initial SPAC Surviving Sub and Merger Sub 2 shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Subsequent SPAC Surviving Sub, which shall include the assumption by Subsequent SPAC Surviving Sub of any and all agreements, covenants, duties and obligations of SPAC and Merger Sub 2 set forth in this Agreement to be performed after the Second SPAC Merger Effective Time.

2.7 Memorandum and Articles of Association of Subsequent SPAC Surviving Sub. At the Second SPAC Merger Effective Time, by virtue of the Second SPAC Merger and without any action on the part of Initial SPAC Surviving Sub, Merger Sub 2 or any other Person, the memorandum and articles of association of Initial SPAC Surviving Sub, as in effect immediately prior to the Second SPAC Merger Effective Time, shall become the memorandum and articles of association of Subsequent SPAC Surviving Sub until thereafter amended as provided therein and under the Cayman Companies Act, except that the name of the Subsequent SPAC Surviving Sub reflected therein shall be “AlphaTime Acquisition Corp”.

2.8 Directors and Officers of Subsequent SPAC Surviving Sub. At the Second SPAC Merger Effective Time, the board of directors and officers of Merger Sub 2 and Initial SPAC Surviving Sub shall cease to hold office, and the board of directors and officers of Subsequent SPAC Surviving Sub shall be appointed as determined by the Company, each to hold office in accordance with the memorandum and articles of association of Subsequent SPAC Surviving Sub in effect or until their respective successors are duly elected or appointed and qualified.

2.9 Taking of Necessary Action; Further Action.

(a) If, at any time after the First SPAC Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Initial SPAC Surviving Sub, as the surviving company in the First SPAC Merger, with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of SPAC and Merger Sub 1, the officers and directors of SPAC and Merger Sub 1 are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

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(b) If, at any time after the Second SPAC Merger, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Subsequent SPAC Surviving Sub, as the surviving company in the Second SPAC Merger, with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Initial SPAC Surviving Sub and Merger Sub 2, the officers and directors of Initial SPAC Surviving Sub and Merger Sub 2 are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

ACQUISITION MERGER

3.1 Acquisition Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the Cayman Companies Act, at the Acquisition Merger Effective Time, Merger Sub 3 shall be merged with and into the Company. Following the Acquisition Merger, the separate corporate existence of Merger Sub 3 shall cease and the Company shall continue as the surviving company in the Acquisition Merger (the “Surviving Company”) under the Cayman Companies Act and become a wholly owned subsidiary of PubCo.

3.2 Acquisition Closing; Acquisition Closing Effective Time. Unless this Agreement is earlier terminated in accordance with Article XIII, the closing of the Acquisition Merger (the “Acquisition Closing”, and together with the Initial Closings, the “Closings”) shall take place at the offices of Winston & Strawn LLP, 800 Capitol Street, Houston, Texas at 9:00 a.m. Houston time (10:00 a.m. Cayman Islands time) one Business Day after the Initial Closing Date (the “Closing Date”), or at such other place and time as the Company and SPAC may mutually agree upon in writing. The parties may participate in the Acquisition Closing via electronic means by the mutual exchange of electronic signatures (including portable document format (.PDF) and DocuSign). Subject to the provisions of this Agreement, at the Acquisition Closing, the Company and Merger Sub 3 shall execute a plan of merger (the “Plan of Acquisition Merger”) in a form reasonably satisfactory to the Company and SPAC and the parties hereto shall cause the Acquisition Merger to be consummated by filing the Plan of Acquisition Merger (and such other documents required by Cayman Companies Act) with the Registrar of Companies of the Cayman Islands in accordance with the relevant provisions of Cayman Companies Act (the time as agreed in writing by the Company and SPAC and specified in the Plan of Acquisition Merger, being the “Acquisition Merger Effective Time”; it being understood that the Acquisition Merger Effective Time shall be on a day that is one Business Day after the First SPAC Merger Effective Time and the Second SPAC Merger Effective Time).

3.3 Effect of the Acquisition Merger. At the Acquisition Merger Effective Time, the effect of the Acquisition Merger shall be as provided in this Agreement, the Plan of Acquisition Merger and the applicable provisions of Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Acquisition Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of each of Merger Sub 3 and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Company, as the Surviving Company, which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub 3 and the Company set forth in this Agreement to be performed after the Acquisition Merger Effective Time.

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3.4 Memorandum and Articles of Association of the Surviving Company. At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of the Company, Merger Sub 3 or any other Person, the memorandum and articles of association of the Merger Sub 3, as in effect immediately prior to the Acquisition Merger Effective Time, shall become the memorandum and articles of association of the Surviving Company until thereafter amended as provided therein and under the Cayman Companies Act, except that the name of the Surviving Company reflected therein shall be “HCYC Group Company Limited”.

3.5 Directors and Officers of the Surviving Company. At the Acquisition Merger Effective Time, the directors of the Company as of immediately prior to the Acquisition Merger Effective Time shall be the directors of the Surviving Company, each to hold office in accordance with the memorandum and articles of association of the Surviving Company until the earlier of his or her resignation or removal or he or she otherwise ceases to be a director or until his or her respective successor is duly elected and qualified, as the case may be. The officers of the Company immediately prior to the Acquisition Merger Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the memorandum and articles of association of the Surviving Company until the earlier of his or her resignation or removal or he or she otherwise ceases to be an officer or until his or her respective successor is duly elected and qualified, as the case may be.

3.6 Taking of Necessary Action; Further Action. If, at any time after the Acquisition Merger Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of Merger Sub 3 and the Company, the officers and directors of Merger Sub 3 and the Company are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

3.7 U.S. Tax Treatment of the Mergers. For U.S. federal income tax purposes, it is intended that (i) the Initial Mergers, taken together, shall qualify as a transaction treated as a reorganization pursuant to Section 368(a)(1)(F) of the Code, (ii) the Acquisition Merger will qualify as a reorganization pursuant to Section 368(a) of the Code and (iii) this Agreement shall constitute a “plan of reorganization” within the meaning of United States Treasury Regulations Section 1.368-2(g) with respect to each of the Initials Mergers and the Acquisition Merger (the “Intended Tax Treatment”). The parties to this Agreement hereby (i) adopt this Agreement as a “plan of reorganization” within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations and (ii) agree to report and file all Tax and other informational returns on a basis consistent with the Intended Tax Treatment, and not otherwise take any U.S. federal income tax position inconsistent with this Section 3.7, in each case, to the extent permitted by applicable Law. No such party shall assert that such reporting is not permitted by Law, or otherwise take a position inconsistent with the Intended Tax Treatment, unless (i) such party first makes a determination in good faith based on advice of a law firm or accounting firm that such reporting is not permitted by Law and (ii) consults in good faith with the other parties and the Sponsor about such determination. Notwithstanding the foregoing or anything else to the contrary contained in this Agreement, the parties acknowledge and agree that no party is making any representation or warranty as to the qualification of any Merger as a nontaxable transaction for U.S. federal income Tax purposes or as to the effect, if any, that any transaction consummated on, after or prior to the Acquisition Merger Effective Time has or may have on the U.S. federal income Tax treatment of the Mergers. Each of the parties acknowledges and agrees that (i) it has had the opportunity to obtain independent legal and Tax advice with respect to the transactions contemplated by this Agreement, and (ii) none of the Company, SPAC, PubCo, Merger Sub 1, Merger Sub 2, Merger Sub 3 or any other Person shall have any liability or obligation to any Person if any Merger is determined not to qualify for the Intended Tax Treatment or otherwise not to qualify as a nontaxable transaction to the SPAC’s or Company’s shareholders for U.S. federal income Tax purposes.

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ARTICLE IV

CONSIDERATION

4.1 Effect of First SPAC Merger on SPAC Securities.

(a) Treatment of SPAC Units. Immediately prior to the First SPAC Merger Effective Time, without any action on the part of PubCo, SPAC, Merger Sub 1 or the SPAC Shareholders, each SPAC Unit issued and outstanding immediately prior to the First SPAC Merger Effective Time shall automatically be detached and the holder thereof shall be deemed to hold such number of SPAC Ordinary Shares and SPAC Rights in accordance with the terms of the applicable SPAC Unit.

(b) Conversion of SPAC Rights. Immediately prior to the First SPAC Merger Effective Time (but immediately subsequent to the detachment of the SPAC Units as set forth in Section 4.1(a)), pursuant to the terms and conditions of the SPAC Rights, each SPAC Right outstanding immediately prior to the First SPAC Merger Effective Time (and immediately subsequent to the detachment of the SPAC Units as set forth in Section 4.1(a)) shall be cancelled and cease to exist in exchange for the right to receive, without interest, one-tenth (1/10) of a SPAC Ordinary Share. Fractional shares will either be rounded down pursuant to the terms of the Rights Agreement dated as of December 30, 2022 by and between SPAC and American Stock Transfer & Trust Company, or otherwise addressed in accordance with the applicable provisions of Cayman Islands Law.

(c) Conversion of SPAC Ordinary Shares. At the First SPAC Merger Effective Time, by virtue of the First SPAC Merger and without any action on the part of PubCo, SPAC, Merger Sub 1 or the SPAC Shareholders, each SPAC Ordinary Share issued and outstanding immediately prior to the First SPAC Merger Effective Time (but immediately subsequent to the conversion of the SPAC Rights as set forth in Section 4.1(b)) (other than SPAC Dissenting Shares and those described in Section 4.1(e) below) shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, one PubCo Ordinary Share. Except as provided in this Section 4.1(c), no shares of PubCo will be issued or outstanding at any time prior to the Acquisition Merger Effective Time other than the PubCo Share unless otherwise agreed in writing between the SPAC and the Company.

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(d) Merger Sub 1 Share. At the First SPAC Merger Effective Time, each share of Merger Sub 1 that is issued and outstanding immediately prior to the First SPAC Merger Effective Time shall automatically convert into one share of Initial SPAC Surviving Sub, which shall constitute the only outstanding share of Initial SPAC Surviving Sub and be owned by PubCo.

(e) SPAC Treasury Shares. Notwithstanding Section 4.1(c) above or any other provision of this Agreement to the contrary, if there are any SPAC Ordinary Shares that are owned by SPAC as treasury shares or any SPAC Ordinary Shares owned by any direct or indirect subsidiary of SPAC immediately prior to the First SPAC Merger Effective Time, at the First SPAC Merger Effective Time, such SPAC Ordinary Shares shall be canceled and shall cease to exist without any conversion thereof or payment or other consideration therefor.

(f) SPAC Dissenting Shares. Each SPAC Ordinary Share (the “SPAC Dissenting Shares”) owned by SPAC Shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the First SPAC Merger pursuant to the Cayman Companies Act (the “SPAC Dissenting Shareholders”) shall thereafter represent only the right to receive the applicable payments set forth in Section 4.5(c), unless and until such SPAC Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the First SPAC Merger pursuant to the Cayman Companies Act with respect to any SPAC Dissenting Shares in accordance with Section 4.5(c).

(g) PubCo Shares. At the First SPAC Merger Effective Time and after the issuance of the PubCo Ordinary Shares in accordance with Section 4.5(c) above, the PubCo Share that was the only share of PubCo outstanding immediately prior to the First SPAC Merger Effective Time shall be redeemed for an amount equal to US$1.00 and cancelled.

4.2 Effect of Second SPAC Merger.

(a) Merger Sub 2 Share. At the Second SPAC Merger Effective Time, the share of Merger Sub 2 that is issued and outstanding immediately prior to the Second SPAC Merger Effective Time shall automatically convert into one share of Subsequent SPAC Surviving Sub, which shall constitute the only outstanding share of Subsequent SPAC Surviving Sub and be owned by PubCo.

(b) Initial SPAC Subsidiary Shares. The share of Initial SPAC Surviving Sub that is outstanding immediately prior to the Second SPAC Merger Effective Time shall be cancelled for no consideration.

4.3 Effect of Acquisition Merger on Company Securities.

(a) Conversion of Company Ordinary Shares and Company Preferred Shares. At the Acquisition Merger Effective Time, by virtue of the Acquisition Merger and without any action on the part of PubCo, Merger Sub 3, the Company or the Company Shareholders, each Company Share issued and outstanding immediately prior to the Acquisition Merger Effective Time (other than Company Dissenting Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, such number of PubCo Shares that is equal to the Exchange Ratio.

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(b) Company Dissenting Shares. Each Company Share (the “Company Dissenting Shares”) owned by Company Shareholders who have validly exercised and not effectively withdrawn or lost their rights to dissent from the Acquisition Merger pursuant to the Cayman Companies Act (the “Company Dissenting Shareholders”) shall thereafter represent only the right to receive the applicable payments set forth in Section 4.5(a), unless and until such Company Dissenting Shareholder effectively withdraws its demand for, or loses its rights to, dissent from the Acquisition Merger pursuant to the Cayman Companies Act with respect to any Company Dissenting Shares.

(c) Share Capital of Merger Sub 3. Each share of Merger Sub 3 that is issued and outstanding immediately prior to the Acquisition Merger Effective Time shall, by virtue of the Acquisition Merger and without further action on the part of the sole shareholder of Merger Sub 3, be converted into and become one issued and outstanding ordinary share, par value US$0.0001 per share, of the Surviving Company, which shall constitute the only issued and outstanding shares of the Surviving Company immediately after the Acquisition Merger Effective Time, and shall be owned by PubCo.

(d) Adjustments. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Acquisition Merger Effective Time, any change in the outstanding securities of the Company, SPAC or PubCo shall occur (other than the issuance of additional shares of share capital of the Company, SPAC or PubCo as permitted by this Agreement), including by reason of any reclassification, recapitalization, share split (including a reverse share split), or combination, exchange, readjustment of shares, or similar transaction, or any share dividend or distribution paid in share, the Exchange Ratio and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change; provided, however, that this sentence shall not be construed to permit SPAC, the Company or PubCo to take any action with respect to its securities that is prohibited by the terms of this Agreement.

4.4 Payment of Merger Consideration.

(a) At least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to SPAC a statement (the “Company Closing Statement”) setting forth in good faith as of the Closing Date: (a) the aggregate number of Company Ordinary Shares (by classes) and Company Preferred Shares (by series) issued and outstanding; (b) the aggregate number of Company Total Shares, (c) the Company’s calculation of the Per Share Equity Value; (d) the Company’s calculation of the Exchange Ratio, in each case, including reasonable supporting detail therefor; and (e) a list setting forth, with respect to each Company Shareholder, the name and address of such Company Shareholder, the number of Company Ordinary Shares and Company Preferred Shares owned by such Company Shareholder as of immediately prior to the Acquisition Merger Effective Time, and the number of PubCo Ordinary Shares to be issued to such Company Shareholder at the Acquisition Closing. From and after delivery of the Company Closing Statement until the Acquisition Closing, the Company shall (x) cooperate with and provide SPAC and its representatives all information reasonably requested by SPAC or any of its representatives and within the Company’s or its representatives’ possession or control in connection with SPAC’s review of the Company Closing Statement and (y) consider in good faith any comments to the Company Closing Statement provided by SPAC, and the Company shall revise such Company Closing Statement to incorporate any changes given such comments.

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(b) As a condition to receiving the PubCo Ordinary Shares, and at or as promptly as practicable following the Acquisition Merger Effective Time, PubCo shall send, to each Company Shareholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC, a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and SPAC (a “Company Letter of Transmittal”).

(c) Notwithstanding any other provision of this Section 4.4, any obligation on PubCo under this Agreement to issue PubCo Ordinary Shares to (i) SPAC Shareholders entitled to PubCo Ordinary Shares or (ii) Company Shareholders entitled to receive PubCo Ordinary Shares shall be satisfied by PubCo issuing such PubCo Ordinary Shares directly to the holders entitled thereto by entering such holders on the register of members maintained by PubCo (or its share registrar) for the PubCo Ordinary Shares.

(d) Each SPAC Shareholder shall be entitled to receive such number of PubCo Ordinary Shares as calculated pursuant to Section 4.1(c) as soon as reasonably practicable after the First SPAC Merger Effective Time.

(e) Each Company Shareholder shall be entitled to receive such number of PubCo Ordinary Shares, as the case may be, as calculated pursuant to Section 4.3(a) and Section 4.3(b), as soon as reasonably practicable after the Acquisition Merger Effective Time, but subject to the delivery to PubCo of the following items prior thereto: (i) the certificate(s), if any, representing such Company Shares (“Company Certificates” and together with the SPAC Certificates, the “Shareholder Certificates” (or a Lost Certificate Affidavit)) and (ii) a properly completed and duly executed Company Letter of Transmittal (if required) (the documents to be submitted to PubCo pursuant to this sentence may be referred to herein collectively as the “Transmittal Documents”). Until so surrendered, each such Company Certificate shall represent after the Acquisition Merger Effective Time for all purposes only the right to receive such number of PubCo Ordinary Shares, as the case may be, as calculated pursuant to Section 4.3(a) and Section 4.3(b) (as evidenced by the Company Certificate).

(f) If any PubCo Ordinary Share is to be delivered or issued to a Person other than the Person in whose name the surrendered Shareholder Certificate is registered immediately prior to the First SPAC Merger Effective Time or Acquisition Merger Effective Time, as applicable, it shall be a condition to such delivery that (i) in the case of Company Shares, the transfer of such Company Shares shall have been permitted in accordance with the terms of the Organizational Documents of the Company and in case of SPAC Ordinary Shares, the transfer of such SPAC Ordinary Shares shall have been permitted in accordance with the Organizational Documents of SPAC, (ii) the recipient of such PubCo Ordinary Share, or the Person in whose name such PubCo Ordinary Share is delivered or issued, shall have already executed and delivered duly executed counterparts to the applicable Transmittal Documents as are reasonably deemed necessary by PubCo and (iii) the Person requesting such delivery shall have paid to PubCo any transfer or other Taxes required as a result of such delivery to a Person other than the registered holder of such Shareholder Certificate, or establish to the satisfaction of PubCo that such Tax has been paid or is not payable.

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(g) Notwithstanding anything to the contrary contained herein, in the event that any Shareholder Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Shareholder Certificate to PubCo, the Company Shareholder may instead deliver to PubCo an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to PubCo (a “Lost Certificate Affidavit”), which at the reasonable discretion of PubCo may include a requirement that the owner of such lost, stolen or destroyed Shareholder Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against PubCo, SPAC or the Surviving Company with respect to the Company Shares or SPAC Ordinary Shares, as applicable, represented by the Shareholder Certificates alleged to have been lost, stolen or destroyed. Any Lost Certificate Affidavit properly executed and delivered in accordance with this Section 4.4(g) shall, unless the context otherwise requires, be treated as a Shareholder Certificate for all purposes of this Agreement.

(h) After the Acquisition Merger Effective Time, the register of members of the Company shall be closed, and thereafter there shall be no further registration on the register of members of the Surviving Company of transfers of Company Shares that were issued and outstanding immediately prior to the Acquisition Merger Effective Time. After the First SPAC Merger Effective Time, the register of members of SPAC shall be closed, and thereafter there shall be no further registration on the register of members of SPAC of transfers of SPAC Ordinary Shares that were issued and outstanding immediately prior to the First SPAC Merger Effective Time. No dividends or other distributions declared or made after the date of this Agreement with respect to PubCo Ordinary Shares with a record date after the Acquisition Merger Effective Time (in the case of Company Shares) or the First SPAC Merger Effective Time (in the case of SPAC Ordinary Shares) will be paid to the holders of any Company Shares that were issued and outstanding immediately prior to the Acquisition Merger Effective Time or SPAC Ordinary Shares that were issued and outstanding immediately prior to the First SPAC Merger Effective Time (as applicable) in either case until the holders of record of such Company Shares or SPAC Ordinary Shares (as applicable) shall have provided the applicable Transmittal Documents in accordance with Section 4.4(d) and Section 4.4(e). Subject to applicable Law, following the delivery of the applicable Transmittal Documents, PubCo shall promptly deliver to the record holders thereof, without interest, the applicable PubCo Ordinary Shares and the amount of any such dividends or other distributions with a record date after the Acquisition Merger Effective Time or the First SPAC Merger Effective Time, as applicable, theretofore paid with respect to such PubCo Ordinary Shares.

(i)  All securities issued upon the surrender of Shareholder Certificates (or delivery of a Lost Certificate Affidavit) in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to SPAC Ordinary Shares or Company Shares, as applicable, represented by such Shareholder Certificates, provided that any restrictions on the sale and transfer of such Company Shares or SPAC Ordinary Shares shall also apply to the PubCo Ordinary Shares so issued in exchange, as applicable. Any portion of the PubCo Ordinary Shares made available to PubCo pursuant to Section 4.4(b) that remains unclaimed by SPAC Shareholders or Company Shareholders one year after the First SPAC Merger Effective Time shall be returned to PubCo, upon demand, and any such SPAC Shareholder or Company Shareholder, as applicable, who has not exchanged its SPAC Ordinary Shares or Company Shares, as applicable, for the applicable portion of PubCo Ordinary Shares in accordance with this Section 4.4 prior to that time shall thereafter look only to PubCo for payment of the applicable PubCo Ordinary Shares, without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding anything to the contrary in this Agreement, none of the Surviving Company, PubCo or any other party hereto or any representative of any of the foregoing shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

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(j)  Notwithstanding anything to the contrary contained herein, no fraction of a PubCo Ordinary Share will be issued by virtue of this Agreement or the transactions contemplated hereby, and each holder of SPAC Ordinary Shares or Company Shares, as applicable who would otherwise be entitled to a fraction of a PubCo Ordinary Share (after aggregating all PubCo Ordinary Shares to which such holder otherwise would be entitled) shall instead have the number of PubCo Ordinary Shares issued to such holder rounded down to the nearest whole share, as applicable. Such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of PubCo.

4.5 Dissenter’s Rights.

(a) No person who has validly exercised their dissenters’ rights pursuant to the Cayman Companies Act shall be entitled to receive the Per Share Merger Consideration with respect to the Company Dissenting Shares owned by such Company Dissenting Shareholder unless and until such Company Dissenting Shareholder shall have effectively withdrawn or lost their dissenters’ rights under the Cayman Companies Act. Each Company Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure set forth in the Cayman Companies Act with respect to the Company Dissenting Shares owned by such Company Dissenting Shareholder. The Company shall give SPAC (i) prompt notice of any notices of objection, notices of dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by the Company relating to any Company Dissenting Shareholder’s rights of dissent under the Cayman Companies Act and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the Cayman Companies Act. The Company shall not, except with the prior written consent of SPAC, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

(b) In the event that any written notices of objection to the Acquisition Merger are served by any Company Shareholders pursuant section 238(2) of the Cayman Companies Act, the Company shall serve written notice of the authorization and approval of this Agreement, the Plan of Acquisition Merger and the Acquisition Merger on such shareholders pursuant to section 238(4) of the Cayman Companies Act within twenty (20) days of obtaining the Company Shareholder Approval, provided, that prior to serving any such notice, the Company shall consult with SPAC with respect to such notice and shall afford SPAC a reasonable opportunity to comment thereon.

(c) No person who has validly exercised their dissenters’ rights pursuant to the Cayman Companies Act shall be entitled to receive applicable PubCo Ordinary Shares under Section 4.1(c) with respect to the SPAC Dissenting Shares owned by such SPAC Dissenting Shareholder unless such SPAC Dissenting Shareholder shall have, prior to the First SPAC Merger Effective Time, effectively withdrawn or lost their dissenters’ rights under the Cayman Companies Act. Each SPAC Dissenting Shareholder shall be entitled to receive only the payment resulting from the procedure set forth in the Cayman Companies Act with respect to the SPAC Dissenting Shares owned by such SPAC Dissenting Shareholder. SPAC shall give the Company (i) prompt notice of any notices of objection, notices of dissent, written demands for appraisal, demands for fair value, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Laws that are received by SPAC relating to any SPAC Dissenting Shareholder’s rights of dissent under the Cayman Companies Act and (ii) the opportunity to direct all negotiations and proceedings with respect to demand for appraisal under the Cayman Companies Act. SPAC shall not, except with the prior written consent of the Company, voluntarily make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands.

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(d) In the event that any written notices of objection to the First SPAC Merger pursuant section 238(2) of the Cayman Companies Act, the Company shall serve written notice of the authorization and approval of this Agreement, the Plan of Merger and the First SPAC Merger on such shareholders pursuant to section 238(4) of the Cayman Companies Act within twenty (20) days of obtaining the Required SPAC Shareholder Approval, provided, that prior to serving any such notice, SPAC shall consult with the Company with respect to such notice and shall afford the Company a reasonable opportunity to comment thereon.

4.6 Earnout.

(a) At the Closing, 1,500,000 additional PubCo Shares (the “Earnout Shares”) will be issued by PubCo to the Company Shareholders (other than holders of Dissenting Company Shares) and placed in an escrow account with Trustee (the “Earnout Escrow Account” and such Earnout Shares placed in the Earnout Escrow Account, the “Escrowed Earnout Shares”) for the benefit of such Company Shareholders pursuant to an Escrow Agreement between PubCo, Trustee and the Principal Shareholder, as the representative of the Company Shareholders (the “Earnout Escrow Agreement”) in form and substance reasonably satisfactory to the parties thereto; provided, that the Principal Shareholder shall only be a party to the Earnout Escrow Agreement in his capacity as the Company Shareholder Representative if duly appointed by the Company Shareholders. Each Company Shareholder (other than holders of Dissenting Company Shares) shall be shown as the registered owner of its pro rata portion of the Escrowed Earnout Shares on the books and records of PubCo, as set forth on Section 4.6 of the Company Disclosure Schedules (in respect of each Company Shareholder, its “Pro Rata Portion”), and shall be entitled to exercise voting rights and all share rights with respect to such Escrowed Earnout Shares.

(b) Subject to adjustment pursuant to Section 4.6(d) below, the Company Shareholders shall have the right to receive their Pro Rata Portion of the Escrowed Earnout Shares after the Closing Date as follows:

(i) the Pro Rata Portion of 750,000 Earnout Shares (collectively, the “2024 Earnout Shares”) will be issued and delivered by PubCo to each Pre-Closing Company Shareholder within five (5) Business Days following the date of filing of an annual report on Form 20-F or 10-K whichever is applicable by PubCo with the SEC containing an audited report issued by the independent auditor of PubCo for the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2024 prepared in accordance with U.S. GAAP (the “PubCo 2024 Audited Financials”), if and only if, such PubCo 2024 Audited Financial reflects net income in excess of US$5,000,000 during fiscal year 2024; and

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(ii) subject to clause (iii) below, the Pro Rata Portion of 750,000 Earnout Shares (collectively, the “2025 Earnout Shares”) will be issued and delivered by PubCo to each Pre-Closing Company Shareholder within five (5) Business Days following the date of filing of an annual report on Form 20-F or 10-K whichever is applicable by PubCo with the SEC containing an audited report issued by the independent auditor of PubCo for the PubCo’s audited consolidated annual financial statements for the fiscal year ending December 31, 2025 prepared in accordance with U.S. GAAP (the “PubCo 2025 Audited Financials”), if and only if, such PubCo 2025 Audited Financial reflects net income in excess of US$10,000,000 during fiscal year 2025; provided, that

(iii) if the PubCo 2024 Audited Financials do not reflect net income in excess of US$5,000,000 during fiscal year 2024, but the PubCo 2025 Audited Financials reflect net income in excess of US$15,000,000 during fiscal year 2025, the Pro Rata Portion of 1,500,000 Earnout Shares will be issued and delivered by PubCo to each Pre-Closing Company Shareholder within five (5) Business Days following the date of filing of the PubCo 2025 Audited Financials. For the avoidance of doubt, and subject to adjustment pursuant to Section 4.6(d) below, the maximum aggregate number of Earnout Shares available to Pre-Closing Company Shareholders pursuant to this Section 4.6 shall not exceed 1,500,000.

(c) Any Escrowed Earnout Shares remaining in the Earnout Escrow Account following the Final Earnout Release Date, will be surrendered back to PubCo without consideration by the Company Shareholders execution of an irrevocable surrender of shares. The Company Shareholder Representative, on behalf of the Company Shareholders, shall instruct Continental to unconditionally release the surrendered portion of such Escrowed Earnout Shares from the Earnout Escrow Account to PubCo, and PubCo shall cancel such surrendered portion of such Escrowed Earnout Shares in accordance with the Earnout Escrow Agreement and the Company Shareholder Representative shall execute an irrevocable surrender of shares on behalf of the Company Shareholders in form and substance satisfactory to the Sponsor and surrender such Earnout Shares to PubCo without consideration.

(d) The applicable number of Earnout Shares, if any, shall be subject to equitable adjustment for share splits, share dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the PubCo Shares after the Closing and prior to the Earnout Release Date.

4.7 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, SPAC, PubCo, the Company, the Surviving Company and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided, that if PubCo or any party acting on its behalf determines that any payment hereunder is subject to deduction and/or withholding, then PubCo shall (a) provide written notice to the recipient of such payment as soon as reasonably practicable after such determination and (b) consult and cooperate with the recipient of such payment reasonably and in good faith to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Authority.

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4.8 Transfer Taxes. The Company shall bear and pay any transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes (“Transfer Taxes”). The parties shall file (or cause to be filed) all necessary Tax Returns with respect to all such Transfer Taxes. The parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Transfer Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Transfer Taxes.

4.9 Discharge of Outstanding Promissory Notes. At the Closing, any outstanding balances of any promissory notes of PubCo or SPAC incurred in connection with the IPO or the transactions contemplated hereby shall be repaid by PubCo either, at Sponsor’s election, by (a) wire payment of immediately available funds or (b) conversion of all or a portion of such outstanding balances into PubCo Ordinary Shares based on a per share conversion price of US$10.00.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to SPAC on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to SPAC and the Acquisition Entities, as of the date hereof and as of the Closing, as follows:

5.1 Corporate Existence and Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. The Company has all requisite power and authority, corporate and otherwise to own and operate its properties and assets and to carry on its business as presently conducted. Each Subsidiary of the Company has all requisite power and authority, corporate and otherwise to own and operate its properties and assets and to carry on its business as presently conducted, other than as would not be reasonably expected to individually or in the aggregate, have a Material Adverse Effect. Each member of the Company Group is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a Material Adverse Effect.

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5.2 Authorization. The Company Group has the requisite power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by the Company Group of this Agreement and the Additional Agreements to which it is a party, the consummation by the Company Group of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company Group (including the board of directors of the Company), subject to the authorization and approval of this Agreement, the Plan of Acquisition Merger and the transactions contemplated hereby by way of a special resolution of the shareholders of the Company passed by the affirmative vote of holders of Company Shares representing at least two-thirds of the votes of the Company Shares present and voting in person or by proxy at a meeting of the shareholders of the Company in accordance with the memorandum and articles of association of the Company and the Cayman Companies Act (collectively, the “Company Shareholder Approval”) and the consent of each holder of a fixed or floating security interest of the Company. The affirmative vote of the holders that are parties to the Voting and Support Agreement is sufficient to duly obtain the Company Shareholder Approval in accordance with the Cayman Companies Act and the Company’s Organizational Documents. This Agreement has been, and each Additional Agreement (when executed and delivered by the Company Group) will be, duly and validly executed and delivered by the Company Group, and assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each Additional Agreement (when executed and delivered by the Company Group) will constitute, a valid and legally binding obligation of the Company Group, enforceable against the Company Group in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (the “Bankruptcy and Equity Exception”).

5.3 Governmental Authorization. Other than as required under applicable Laws, neither the execution, delivery nor performance by the Company Group of this Agreement or any Additional Agreements to which it is a party requires any notice to, consent, approval, permit, license or other action by or in respect of, or registration, declaration or filing with, any Authority.

5.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and any Additional Agreements to which it is a party does not and will not (a) contravene or conflict with the Organizational Documents of the Company Group, (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to the Company Group, (c) constitute a default under or breach of (with or without the giving of notice or the passage of time or both) or violate or give rise to any right of termination, cancellation, amendment or acceleration of any right or obligation of the Company Group or require any payment or reimbursement or to a loss of any material benefit relating to the business to which the Company Group is entitled under any provision of any Permit, Contract or other instrument or obligations binding upon the Company Group or by which any of the Company Ordinary Share, or any of the Company Group’s assets is or may be bound, (d) result in the creation or imposition of any Lien on any of the Company Ordinary Shares, (e) cause a loss of any material benefit relating to the business to which the Company Group is entitled under any provision of any permit or Contract or (f) result in the creation or imposition of any Lien (except for Permitted Liens) on any of the Company Group’s material assets, except, in the cases of (b) to (d), for such conflict, violation, breach, default or failure to act that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect.

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5.5 Capital Structure.

(a) Share Capital. The Company has an authorized capital of US$50,000 consisting of 50,000 Company Shares, par value US$1.00, of which 10,000 are issued and outstanding as of the date hereof. No Company Share is held in its treasury. All of the issued and outstanding Company Shares have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to any preemptive rights or have been issued in violation of any preemptive or similar rights of any Person. All of the issued and outstanding Company Shares are owned legally and beneficially by the Company Shareholders set forth on Section 5.5(a) of the Company Disclosure Schedule. The only Company Shares that will be issued and outstanding immediately after the Acquisition Merger Effective Time will be the Company Ordinary Shares owned by PubCo. No other class in the share capital of the Company is authorized or issued or outstanding.

(b) There are no: (i) outstanding subscriptions, calls, options, warrants, rights (including preemptive rights), puts or other securities convertible into or exchangeable or exercisable for Company Shares or the equity interests of the Company, or any other Contracts to which the Company is a party or by which the Company is bound obligating the Company to issue or sell any shares of, other equity interests in or debt securities of, the Company, (ii) equity equivalents, or share appreciation rights, phantom stock or share ownership interests or similar rights in the Company, (iii) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any securities or equity interests of the Company, or (iv) outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the Company’s shareholders may vote. Other than the Voting and Support Agreement, the Company is not a party to any shareholders agreement, voting agreement, proxies, registration rights agreement or other similar agreements relating to its equity interests.

5.6 Charter Documents. Copies of Organizational Documents of each member of the Company Group have heretofore been made available to SPAC, and such copies are each true and complete copies of such instruments as amended and in effect on the date hereof. Neither the Company nor any Subsidiary of the Company has taken any action in violation of its Organizational Documents.

5.7 Corporate Records. The register of members and all proceedings of the board of directors, including committees thereof, and shareholders of the Company Group have been made available to SPAC, and are true, correct and complete copies of the original register of members or the equivalent documents and such proceeding records of the Company Group.

5.8 Subsidiaries.

(a) Section 5.8(a) of the Company Disclosure Schedule sets forth the name of each Subsidiary of the Company, and with respect to each Subsidiary, its jurisdiction of organization, its authorized shares or other equity interests (if applicable), and the number of issued and outstanding shares or other equity interests and the record holders thereof. Each Subsidiary of the Company (i) is a legal entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and (ii) has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as now conducted. (i) All of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, duly registered and non-assessable (if applicable), were offered, sold and delivered in material compliance with all applicable securities Laws, and are owned by the Company or one of its Subsidiaries free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents); (ii) there are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the shares or other equity interests of any Subsidiary of the Company other than the Organizational Documents of such Subsidiary; (iii) there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any shares or other equity interests in or of any Subsidiary of the Company; (iv) there are no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company; (v) except as set forth in Section 5.8(a) of the Company Disclosure Schedule, no Subsidiary of the Company has any limitation on its ability to make any distributions or dividends to its equity holders, whether by Contract, Order or applicable Law; (vi) except for equity interests of the Subsidiaries listed in Section 5.8(a) of the Company Disclosure Schedule, the Company Group does not own or have any rights to acquire, directly or indirectly, any shares or other equity interests of, or otherwise Control, any Person; (vii) none of the Company or its Subsidiaries is a participant in any joint venture, partnership or similar arrangement, and (viii) except as set forth in Section 5.8(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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5.9 Consents. No Contracts binding upon the Company Group or by which any of the Company Ordinary Share, or any of the Company Group’s assets are bound, requiring a consent, approval, authorization, order or other action of or filing with any Person (other than the Company Group) as a result of the execution, delivery and performance of this Agreement or any of the Additional Agreements or the consummation of the transactions contemplated hereby or thereby.

5.10 Financial Statements.

(a) Schedule 5.10 of the Company Disclosure Schedules contains true and correct copies of the Audited Financial Statements and the Interim Financial Statements (collectively, the “Financial Statements”). The Audited Financial Statements and the Interim Financial Statements (i) were prepared from the books and records of the Company Group as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except as may be indicated in the notes thereto), and (iii) fairly present in all material respects the consolidated financial position of the Company Group as of the respective dates thereof and the consolidated results of the operations of the Company Group for the periods indicated, except that the Interim Financial Statements are subject to normal year-end adjustments and do not include footnotes required under GAAP. No member of the Company Group has ever been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b) The PCAOB Audited Financial Statements when delivered by the Company in accordance with Section 9.1 will, when so delivered, (i) be prepared from the books and records of the Company Group as of the times and for the periods referred to therein, (ii) be prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except as may be indicated in the notes thereto), (iii) fairly present in all material respects the consolidated financial position of the Company Group as of the respective dates thereof and the consolidated results of the operations and cash flows of the Company Group for the periods indicated, and (iv) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC and the Securities Act in effect as of such date.

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(c) No member of the Company Group is subject to any Liabilities except (i) as set forth on the consolidated balance sheet of the Company and its Subsidiaries as of September 30, 2023, (ii) as set forth on Schedule 5.10(c) of the Company Disclosure Schedules, (iii) for Liabilities incurred after September 30, 2023 in the ordinary course of business, which Liabilities are not, individually or in the aggregate, material to the Company Group taken as a whole, and (iv) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Additional Agreement, the performance of their respective covenants or agreements in this Agreement or any Additional Agreement or the consummation of the Transactions.

5.11 Internal Accounting Controls. The Company Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that:

(i) transactions are executed only in accordance with the respective management’s authorization;

(ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by the Company Group, as permitted by GAAP;

(iii) access to assets is permitted only in accordance with the respective management’s authorization; and

(iv) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

5.12 Absence of Certain Changes. Since December 31, 2022, except as set forth on Section 5.12 of the Company Disclosure Schedule or contemplated by this Agreement, any Additional Agreements or in connection with the transactions contemplated hereby and thereby, (a) the Company Group has conducted the business in the ordinary course consistent with past practices; (b) there has not been any Material Adverse Effect; and (c) the Company Group has not taken any action set forth in Section 8.1, nor has any such event occurred.

5.13 Properties; Title to the Company Group’s Assets.

(a) The material items of Tangible Personal Property have no defects, are in good operating condition and repair and function in accordance with their intended uses (ordinary wear and tear excepted) and have been properly maintained, and are suitable for their present uses and meet all specifications and warranty requirements with respect thereto; and all of the Tangible Personal Property is in the control of the Company or its employees.

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(b) The Company Group has good, valid and marketable title in and to, or in the case of the assets which are leased or licensed pursuant to Contracts, a valid leasehold interest or license in or a right to use, all of their assets reflected on the Company Balance Sheet or acquired after Balance Sheet Date, other than as would not be material, individually or in the aggregate, to the Company Group. No such asset is subject to any Liens other than Permitted Liens. The Company Group’s assets constitute all of the material assets of any kind or description whatsoever, including goodwill, for the Company Group to operate the business immediately after the Closings in the same manner as the business is currently being conducted. Section 5.13(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of the model and number of cryptocurrency miners owned by the Company Group.

5.14 Litigation. Except as set forth in Section 5.14 of the Company Disclosure Schedule, (i) there is no Action (or any basis therefore) pending against, or to the knowledge of the Company Group threatened against or affecting, the Company Group, any of its officers or directors, the business currently conducted by the Company Group, or any Company Shares or any of the Company Group’s assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, other than as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; (ii) there are no outstanding judgments against the Company Group that would reasonably to be expected to, individually or in the aggregate, have a Material Adverse Effect on the ability of the Company to enter into and perform its obligations under this Agreement; and (iii) each member of the Company Group is not, and has not been December 31, 2022, subject to any Action with any Authority, other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.15 Contracts.

(a) Section 5.15(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Contracts, oral or written to which the Company Group is a party or is bound by falling within the following categories (each Contract required to be listed on Section 5.15(a) of the Company Disclosure Schedule, a “Company Material Contract”):

(i) all Contracts that require annual payments or expenses by, or annual payments or income to, the Company Group of US$100,000 or more (other than standard purchase and sale orders and agreements entered into in the ordinary course of business consistent with past practice);

(ii) all sales, advertising, agency, lobbying, broker, sales promotion, market research, marketing or similar contracts and agreements, in each case requiring the payment of any commissions by the Company Group in excess of US$100,000 annually;

(iii)  all employment Contracts, employee leasing Contracts, and consultant and sales representatives Contracts with any current or former officer, director, employee or consultant of the Company Group or other Person, under which the Company Group (A) has continuing obligations for payment of annual compensation of at least US$100,000 (other than oral arrangements for at-will employment), (B) has material severance or post termination obligations to such Person, or (C) has an obligation to make a payment upon consummation of the transactions contemplated hereby or as a result of a change of control of the Company Group;

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(iv) all Contracts creating a material joint venture, strategic alliance, limited liability company and partnership agreements to which the Company Group is a party;

(v) all Contracts relating to any material acquisitions or dispositions of assets by the Company Group in excess of US$250,000;

(vi) all Contracts for material licensing agreements, including Contracts licensing Intellectual Property Rights, other than (i) “shrink wrap” licenses, and (ii) non-exclusive licenses granted in the ordinary course of business;

(vii) all Contracts (i) under which the Company Group is currently: (A) licensing or otherwise providing the right to use to any third party any Intellectual Property Rights owned by the Company Group, or (B) licensing or otherwise receiving the right to use from any third party any material Intellectual Property Right, with the exception of (1) non-exclusive licenses and subscriptions to commercially available software or technology used for internal use by the Company Group, with a dollar value individually not in excess of US$100,000, (2) any Contract related to open source software, or (3) any Contract under which the Company Group licenses any of its Intellectual Property Rights in the ordinary course of business, and (ii) under which the Company Group has entered into an agreement not to assert or sue with respect to any Intellectual Property Right;

(viii) all Contracts relating to material secrecy, confidentiality and nondisclosure agreements restricting the conduct of the Company Group or substantially limiting the freedom of the Company Group to compete in any line of business or with any Person or in any geographic area;

(ix) all Contracts relating to material patents, trademarks, service marks, trade names, brands, copyrights, trade secrets and other material Intellectual Property Rights of the Company Group;

(x) all Contracts providing for material guarantees, indemnification arrangements and other hold harmless arrangements made or provided by the Company Group, including all ongoing agreements for repair, warranty, maintenance, service, indemnification or similar obligations;

(xi) all Contracts with the Company Group to which any 5% Company Shareholder or any director or officer of the Company Group (as set forth in Section 5.28 of the Company Disclosure Schedule) is a party (other than standard employment agreement or award agreements under the Company Plan with any director or officer of the Company Group);

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(xii) all Contracts relating to property or assets (whether real or personal, tangible or intangible) in which the Company Group holds a leasehold interest (including the Leases) and which involve payments to the lessor thereunder in excess of US$100,000 annually;

(xiii) all Contracts relating to outstanding Indebtedness, including financial instruments of indenture or security instruments (typically interest-bearing) such as notes, mortgages, loans and lines of credit, except any such Contract with an aggregate outstanding principal amount not exceeding US$100,000;

(xiv) any Contract involving a loan or advance to, or investment in, any Person other than the Company Group or any Contract relating to the making of any such loan, advance or investment, in each case individually or in the aggregate in excess of US$100,000;

(xv) any Contract relating to the voting or control of the equity interests of the Company Group or the election of directors of the Company (other than the Organizational Documents of the Company Group);

(xvi) any Contract that can be terminated, or the provisions of which are altered, as a result of the consummation of the transactions contemplated by this Agreement or any of the Additional Agreements to which the Company Group is a party;

(xvii) any Contract with any Authority;

(xviii) any Contract relating to or in connection with any resolution or settlement of any actual or threatened Action in excess of US$100,000; and

(xix) any Contract for which any of the benefits, compensation or payments (or the vesting thereof) with respect to a director, officer, employee or consultant of a member of Company Group will be increased or accelerated by the consummation of the transactions contemplated hereby or the amount or value thereof will be calculated on the basis of any of the transactions contemplated by this Agreement.

(b) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or as set forth on Section 5.15(b) of the Company Disclosure Schedule, (i) each Company Material Contract is a valid and binding agreement, and is in full force and effect, and neither the Company Group nor, to the Company Group’s knowledge, any other party thereto, is in breach or default (whether with or without the passage of time or the giving of notice or both) under the terms of any such Company Material Contract, (ii) the Company Group has not assigned, delegated, or otherwise transferred any of its rights or obligations with respect to any Company Material Contracts, or granted any power of attorney with respect thereto or to any of the Company Group’s assets, and (iii) no Contract (A) requires the Company Group to post a bond or deliver any other form of security or payment to secure its obligations thereunder or (B) imposes any non-competition covenants that may be binding on, or restrict the business or require any payments by or with respect to SPAC or any of its Affiliates. The Company Group previously provided to SPAC true and correct fully executed copies of each written Company Material Contract.

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(c) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or as set forth on Section 5.15(c) of the Company Disclosure Schedule, none of the execution, delivery or performance by the Company Group of this Agreement or Additional Agreements to which the Company Group is a party or the consummation by the Company Group of the transactions contemplated hereby or thereby constitutes a default under or gives rise to any right of termination, cancellation or acceleration of any obligation of the Company or to a loss of any benefit to which the Company Group is entitled under any provision of any Company Material Contract.

(d) Except as would not reasonably be expected to be, individually or in the aggregate, material to the Company Group or set forth in Section 5.15(d) of the Company Disclosure Schedule, the Company Group is in compliance with all covenants, including all financial covenants, in all notes, indentures, bonds and other instruments or agreements evidencing any Indebtedness.

(e) Each of the transactions between the Company Group and any Company Shareholder, officer, employee or director of the Company Group or any Affiliate of any such Person entered into or occurring prior to the Closings is duly approved by the board of directors to the extent such approval is required under the Organizational Documents of such Company Group.

5.16 Licenses and Permits. Section 5.16 of the Company Disclosure Schedule correctly lists each material license, franchise, permit, order or approval or other similar authorization affecting, or relating in any way to, the business conducted by the Company Group, together with the name of the Authority issuing the same (the “Permits”). Such Permits are valid and in full force and effect in material respects, and none of the Permits will be terminated or impaired or become terminable as a result of the transactions contemplated hereby. The Company Group has all material Permits, governmental licenses, franchises, authorizations, consents and approved necessary or required to own and operate its properties and assets and to carry on the business currently conducted.

5.17 Compliance with Laws.

(a) Except as set forth in Section 5.17(a) of the Company Disclosure Schedule, (i) the Company Group is not in violation of, has not violated, and to the Company Group’s knowledge, is neither under investigation with respect to nor has been threatened to be charged with or given notice of any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign in any material respect, nor is there any basis for any such charge and since December 31, 2022 the Company Group has not received any subpoenas by any Authority; (ii) all material approvals, permits, licenses and registrations required under all applicable Laws for the due and proper establishment and operation of each Company Group have been duly obtained from the relevant Authorities or completed in accordance with the relevant Laws, and are in full force and effect; (iii) the Company Group has all approvals, permits, licenses and registrations necessary for the conduct of its business as currently conducted and is in compliance thereof in all material respects. In respect of the approvals, permits, licenses and registrations requisite for the conduct of any part of the business of the Company Group which are subject to periodic renewal, the Company Group has no reason to believe that such requisite renewals will not be timely granted by the relevant Authorities. The Company Group has been conducting and will conduct its business activities within the permitted scope of business, and has been operating or will operate its business in full compliance in all material respects with all relevant legal requirements and with all requisite approvals, permits, licenses and registrations granted by the competent Authorities.

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(b) In connection with its collection, storage, use, processing and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable Laws (collectively “Personal Information”) by or on behalf of any Company Group, the Company Group is and has been in compliance with (i) all applicable Laws (including, without limitation, Laws relating to privacy, personal data protection, use of data, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (ii) the Company Group’s privacy policies and public written statements regarding the Company Group’s privacy or data security practices, and (iii) the requirements of any contract codes of conduct or industry standards by which any Company Group is bound. The Company Group maintains and has maintained reasonable physical, technical, organizational and administrative security measures and policies designed to protect all Personal Information owned, stored, used, processed, maintained or controlled by or on behalf of the Company Group from and against unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. The Company Group is and has been in compliance in all material respects with all Laws relating to data loss, theft and breach of security notification obligations. To the knowledge of the Company Group, there has been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, processing, modification or disclosure of or access to Personal Information owned, stored, used, processed, maintained or controlled by or on behalf of the Company Group which require or required the Company Group to notify Authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Company Group’s confidential information or trade secrets. No material Actions are pending or, to the knowledge of the Company, threatened in writing against the Company Group relating to the collection, use, dissemination, storage and protection of personal data.

5.18 Intellectual Property.

(a)  Section 5.18(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of all material Intellectual Property Rights of the Company Group, including all material Intellectual Property Right owned (including partially owned) and in process of registration or application by the Company Group, specifying as to each, as applicable: (i) the nature of such Intellectual Property Right; (ii) the owner or applicant of such Intellectual Property Right; (iii) the jurisdictions by or in which such Intellectual Property Right has been issued or registered or in which an application for such issuance or registration has been filed; and (iv) licenses, sublicenses and other agreements pursuant to which any Person is authorized to use such Intellectual Property Rights.

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(b)  Except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company Group owns free and clear of all Liens, or has the valid right or license to use, all products, materials, scripts, pictures, software, tools, software tools, computer programs, specifications, source code, object code, improvements, discoveries, user interfaces, software, Internet domain names, enterprise or business names, logos, data, information and inventions, and all documentation and media constituting, describing or relating to the foregoing that is required or used in its business as currently conducted or as proposed to be conducted together with all Intellectual Property Rights in or to all of the foregoing. None of the material Intellectual Property Rights owned by the Company Group is subject to any Contract or other material obligation as a result of any funding or support from, or any arrangement with, any Authority or agency or nonprofit organization. No material Intellectual Property Right owned by the Company Group is the subject of any current opposition, cancellation, or similar proceeding before any Authority other than proceedings involving the examination of applications for registration of Intellectual Property Right (e.g., patent prosecution proceedings, trademark prosecution proceedings, and copyright prosecution proceedings). The Company Group is not subject to (i) any injunction or other specific judicial, administrative, or other Order that restricts or impairs its ownership, registrability, enforceability, use or distribution of any material Intellectual Property Right owned by the Company Group, or (ii) any current proceeding that the Company reasonably expects would adversely affect the validity, use or enforceability of any material Intellectual Property Right owned by the Company Group.

(c)  To the knowledge of the Company Group, the use of any Intellectual Property Rights in connection with the operation of businesses or otherwise by the Company Group does not infringe upon, misappropriate, or otherwise violate and has not infringed upon, misappropriated or otherwise violated the Intellectual Property Rights of any Person or any applicable Law in any material respect and is in accordance, in all material respects, with any applicable license pursuant to which the Company Group acquired the right to use such Intellectual Property Rights. Since December 31, 2022, there has been no material Action or, to the knowledge of the Company Group, threatened, against the Company Group alleging that the conduct of the business or activities of the Company Group (including the commercialization and exploitation of their products and services) is infringing upon, misappropriating or otherwise violating or has infringed upon, misappropriated or otherwise violated any Intellectual Property Right of any person, nor are there any facts or circumstances that would form the basis for any such Action. To the knowledge of the Company Group, no Person (including current and former officers, employees, consultants and contractors of the Company Group) is currently infringing or misappropriating any material Intellectual Property Rights owned or purported to be owned by the Company Group.

(d)  All employees, agents, consultants or contractors who have contributed to or participated in the creation or development of any material copyrights, patents or trade secrets on behalf of the Company Group or any predecessor in interest thereto either: (i) is a party to a “work-for-hire” agreement under which the Company Group is deemed to be the original owner/author of all property rights therein; or (ii) has executed an assignment or an agreement to assign in favor of the Company Group (or such predecessor in interest, as applicable) all right, title and interest in such material.

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(e)  None of the execution, delivery or performance by the Company Group of this Agreement or any of the Additional Agreements to which the Company Group is a party or the consummation by the Company Group of the transactions contemplated hereby or thereby will cause any item of Intellectual Property Rights owned, licensed, used or held for use by the Company Group immediately prior to the Closings to not be owned, licensed or available for use by the Company Group on substantially the same terms and conditions immediately following the Closings in any material respect.

(f)  The Company Group has taken commercially reasonable measures, consistent with industry practices of companies offering similar services, to safeguard and maintain the confidentiality and value of all trade secrets and other items of Intellectual Property Rights owned by the Company Group that are confidential and all other confidential information, data and materials licensed by the Company Group or otherwise used in the operation of the business. To the knowledge of the Company Group, (A) there has been no unauthorized disclosure or use of any Person’s trade secrets by any officer, employee, contractor, or consultant of the Company Group, and none of the Company Group’s trade secrets have been disclosed to any Person except pursuant to valid and appropriate written non-disclosure agreements or license agreements, and (B) there has been no material breach of the Company Group’s security measures wherein any trade secrets have been disclosed or may have reasonably been disclosed without authorization to any Person.

(g)  The Company Group has established and implemented, and, to the knowledge of the Company, is operating in material compliance with, policies, programs and procedures that are commercially reasonable, consistent with industry practices or companies offering similar services. The Company Group maintains security controls, consistent with industry practices or companies offering similar services, for all material information technology systems owned by the Company Group, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “Computer Systems”). The Computer Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such Computer Systems that, in each case, have caused any substantial disruption of or interruption in or to the business operated by the Company Group and the use of such Computer Systems.

(h)  No material software within the Intellectual Property Rights owned by the Company Group is currently or was in the past distributed or used by the Company Group with any open source software in a manner that requires any such software to be dedicated to the public domain, disclosed, distributed in source code form, made available at no charge, or reverse engineered.

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5.19 Accounts Receivable and Payable; Loans.

(a)  To the Company’s knowledge, all accounts receivables and notes of the Company Group reflected on the Financial Statements, and all accounts receivable and notes arising subsequent to the date thereof, represent valid obligations arising from services actually performed or goods actually sold by the Company Group in the ordinary course of business consistent with past practice. To the Company’s knowledge, the accounts payable of the Company Group reflected on the Financial Statements, and all accounts payable arising subsequent to the date thereof, arose from bona fide transactions in the ordinary course consistent with past practice.

(b)  There is no material contest, claim, or right of setoff in any agreement with any maker of an account receivable or note relating to the amount or validity of such account receivable or note. To the Company’s knowledge, except as set forth in Section 5.19(b) of the Company Disclosure Schedule, all account receivable or notes are good and collectible in the ordinary course of business.

(c)  The information set forth on Section 5.19(c) of the Company Disclosure Schedule separately identifies any and all accounts receivables or notes of the Company Group which are owed by any Affiliate of the Company Group as of the Balance Sheet Date. Except as set forth on Section 5.19(c) of the Company Disclosure Schedule, the Company Group is not indebted to any of its Affiliates and no Affiliates are indebted to the Company Group.

5.20 Pre-payments. Except as set forth on Section 5.20 of the Company Disclosure Schedule, the Company Group has not received any payments with respect to any services to be rendered or goods to be provided after the Closings except in the ordinary course of business.

5.21 Employees.

(a) Section 5.21(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of those employees designated by the Company Group as key personnel of the Company Group (the “Key Personnel”), setting forth the name, title for each such person.

(b) Except as set forth on Section 5.21(b) of the Company Disclosure Schedule, the Company Group is not a party to or subject to any, collective bargaining agreement, non-competition agreement restricting the activities of the Company Group, or any similar agreement, and there has been no activity or proceeding by a labor union or representative thereof to organize any employees of the Company Group.

(c) There are no pending or, to the knowledge of the Company Group, threatened Actions against the Company Group under any worker’s compensation policy or long-term disability policy.

5.22 Employment Matters.

(a)  Section 5.22(a) of the Company Disclosure Schedule sets forth a true and complete list of (i) the form of employment agreement, confidentiality, non-competition and intellectual right agreement and if applicable, commission agreement to be signed with the employees (the “Labor Agreements” ), and (ii) each employee group or executive medical, life, or disability insurance plan, and each incentive, bonus, profit sharing, retirement, deferred compensation, equity, phantom stock, stock option, stock purchase, stock appreciation right or severance plan of the Company Group now in effect or under which the Company Group has any obligation, or any understanding between the Company Group and any employee concerning the terms of such employee’s employment that does not apply to the Company Group’s employees generally. The Company Group has previously delivered to SPAC true and complete copies of such forms of the Labor Agreements and each generally applicable employee handbook or policy statement of the Company Group.

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(b)  Except as would not reasonably be expected to, individually or in aggregate, have a Material Adverse Effect, to the knowledge of the Company Group, no current employee of the Company Group, in the ordinary course of his or her duties, has breached any obligation to a former employer in respect of any covenant against competition or soliciting clients or employees or servicing clients or confidentiality or any proprietary right of such former employer.

(c)  Except as would not reasonably be expected to, individually or in aggregate, have a Material Adverse Effect, the Company Group is in compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination, wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, the proper classification of employees and independent contractors, and unemployment insurance. The Company Group is not a party to any collective bargaining agreement, does not have any material labor relations disputes, and there is no pending representation question or union organizing activity respecting employees of the Company Group.

5.23 Withholding. Except as disclosed on Section 5.23 of the Company Disclosure Schedule, all obligations of the Company Group applicable to its employees, whether arising by operation of Law, by contract, by past custom or otherwise, or attributable to payments by the Company Group to trusts or other funds or to any governmental agency, with respect to unemployment compensation benefits, social security benefits, social insurance, housing fund contributions or any other benefits for its employees with respect to the employment of said employees through the date hereof have been paid or adequate accruals therefor have been made on the Financial Statements in all material respects. Except as disclosed on Section 5.23 of the Company Disclosure Schedule, all reasonably anticipated material obligations of the Company Group with respect to such employees, whether arising by operation of Law, by contract, by past custom, or otherwise, for salaries and holiday pay, bonuses and other forms of compensation payable to such employees (except for those related to wages during the pay period immediately prior to the Closing Date and arising in the ordinary course of business) in respect of the services rendered by any of them prior to the date hereof have been or will be paid by the Company Group prior to the Closing Date.

5.24 Real Property.

(a)  Except as disclosed in Section 5.24(a) of the Company Disclosure Schedule, the Company Group does not own and has not owned any Owned Real Property. Other than as would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect, the Company Group has good title to the Owned Real Property described in Section 5.24(a) of the Company Disclosure Schedule, free and clear of all Liens (except for the Permitted Liens).

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(b) Section 5.24(b) of the Company Disclosure Schedule sets forth the address of each Leased Real Property. The Company has made available to SPAC true and complete copies of all Leases under which the Company Group uses or occupies or has the right to use or occupy any Leased Real Property. Except as would not be material to the Company Group and to the knowledge of the Company Group, (i) the Company Group has a good and valid leasehold or subleasehold interest in each relevant parcel of the Leased Real Property, free and clear of all Liens; (ii) each Lease is legal, valid, binding, enforceable and in full force and effect; (iii) the Company Group has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; (iv) the Company Group has not collaterally assigned or granted any other security interest in such Lease or any interest therein; (v) the Company Group’s possession and quiet enjoyment of the Leased Real Property under such Lease has not been disturbed, and there are no disputes with respect to such Lease; and (vi) the Company Group is not in breach or violation of, or default under any Lease and to the knowledge of the Company Group, no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease.

(c)  As of the date hereof, no party to any Lease has given written notice to the Company Group of, or made a written claim against the Company Group with respect to, any breach or default thereunder. As of the date hereof, the Company Group has not received written notice of the existence of any outstanding Order, and, to the knowledge of the Company Group, there is no such Order threatened, relating to the ownership, lease, use, occupancy or operation by any Person of any Leased Real Property.

5.25 Tax Matters.

(a)  Except in each case as to matters that would not, individually or in the aggregate, be material to the Company Group, (i) each of the Company and its Subsidiaries has duly and timely filed all Tax Returns which are required to be filed by or with respect to it, and has paid all Taxes which have become due; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) except as set forth on Section 5.25(a) of the Company Disclosure Schedule, all such Tax Returns have been examined by the relevant Taxing Authority or the period for assessment for Taxes in respect of such Tax Returns has expired; (iv) there is no Action, pending or proposed in writing or, to the knowledge of the Company Group, threatened, with respect to Taxes of the Company or any Subsidiary or for which a Lien may be imposed upon any of the Company Group’s assets; (v) no statute of limitations in respect of the assessment or collection of any Taxes of the Company or any Subsidiary for which a Lien may be imposed on any of the Company Group’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (vi) the Company and each Subsidiary has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by the Company or any Subsidiary; (vii) none of the assets of the Company Group is required to be treated as owned by another Person for U.S. federal income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986); (viii) there is no Lien (other than Permitted Liens) for Taxes upon any of the assets of the Company Group; (ix) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to the Company or any Subsidiary; (x) except as set forth on Section 5.25(a) of the Company Disclosure Schedule, no claim has been made by a Taxing Authority in a jurisdiction where the Company or any Subsidiary has not paid any tax or filed Tax Returns, asserting that the Company or a Subsidiary is or may be subject to Tax in such jurisdiction; (xi) there is no outstanding power of attorney from the Company or any Subsidiary authorizing anyone to act on behalf of the Company or a Subsidiary in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of the Company or any Subsidiary; (xii) none of the Company or any Subsidiary is, or has ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xiii) none of the Company or any Subsidiary is currently or has ever been included in any consolidated, combined or unitary Tax Return other than a Tax Return that includes only the Company Group.

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(b)  The unpaid Taxes of the Company Group for the current fiscal year did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements.

(c)  The Company is not aware of the existence of any fact, or any action it has taken (or failed to take) or agreed to take, that would reasonably be expected to prevent or impede any of the Mergers from qualifying for the Intended Tax Treatment. This Section 5.25(c) shall not apply to any fact or action specifically contemplated under this Agreement.

5.26 Environmental Laws.

(a) The Company Group has not (i) received any written notice of any alleged claim, violation of or Liability under any Environmental Law which has not heretofore been cured or for which there is any remaining liability; (ii) disposed of, emitted, discharged, handled, stored, transported, used or released any Hazardous Materials, arranged for the disposal, discharge, storage or release of any Hazardous Materials, or exposed any employee or other individual to any Hazardous Materials so as to give rise to any Liability or corrective or remedial obligation under any Environmental Laws; or (iii) entered into any agreement that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other Person with respect to liabilities arising out of Environmental Laws or the Hazardous Materials Activities of the Company Group, except in each case as would not be material to the Company Group.

(b) The Company Group has been and is in compliance in all material respects with all Environmental Laws, including obtaining and complying with all Permits required pursuant to Environmental Laws. No Company Group is required by any Environmental Law (a) to perform an environmental audit or environmental assessment for Hazardous Materials, or (b) to record or deliver to any Person any disclosure document or statement pertaining to environmental matters.

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(c) The Company Group (or any other Person to the extent giving rise to liability for the Company Group) has not manufactured, distributed, treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any Person to, or owned or operated any property or facility which is or has been contaminated by, any Hazardous Materials, in each case, so as to give rise to any material liability (contingent or otherwise) to the Company Group, taken as a whole, under any Environmental Laws.

5.27 Powers of Attorney and Suretyships. Except as set forth on Section 5.27 of the Company Disclosure Schedule, the Company Group does not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) outside the Company Group or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person outside the Company Group or other than as reflected in the Financial Statements.

5.28 Directors and Officers. Section 5.28 of the Company Disclosure Schedule sets forth a true, correct and complete list of all directors and officers of the Company Group.

5.29 Other Information. Neither this Agreement nor any of the documents or other information made available to SPAC or its Affiliates, attorneys, accountants, agents or representatives pursuant hereto or in connection with SPAC’s due diligence review of the business, assets, capitalization and other matters of the Company Group or the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading. The Company Group has provided SPAC with all requested material information regarding the business conducted by the Company Group.

5.30 Certain Business Practices. The Company Group, its officers, directors, employees, and to the knowledge of the Company Group, its agents, representatives or other persons acting on its behalf, have complied with and are in compliance in all respects with Anti-Corruption Laws. Neither the Company Group nor any of its officers, directors, employees, nor to the knowledge of the Company Group, any of its agents, representatives or other persons acting on its behalf, (i) has offered, promised, given or authorized the giving of money or anything else of value, whether directly or through another person or entity, to (A) any Government Official or (B) any other Person with the knowledge that all or any portion of the money or thing of value will be offered or given to a Government Official, in each of the foregoing clauses (A) and (B) for the purpose of influencing any action or decision of the Government Official in his or her official capacity, including a decision to fail to perform his or her official duties, inducing the Government Official to use his or her influence with any Authority to affect or influence any official act, or otherwise obtaining an improper advantage; or (ii) has or will make or authorize any other person to make any payments or transfers of value which have the purpose or effect of commercial bribery, or acceptance or acquiescence in kickbacks or other unlawful or improper means of obtaining or retaining business. The Company Group has in place policies, procedures and controls that are reasonably designed to promote and ensure compliance with Anti-Corruption Laws.

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5.31 Sanctions; Anti-Money Laundering. Neither the Company Group nor, to the knowledge of the Company Group, any of the Company Group’s Affiliates or its or their directors, officers, employees, agents or representatives, is, or is owned or controlled by one or more Persons that are: (i) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (OFAC) or the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria) or has conducted business with any Person or entity or any of its respective officers, directors, employees, agents, representatives or other Persons acting on its behalf that is located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, and Syria). The operations of the Company Group are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company Group conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Authority (collectively, the “Anti-Money Laundering Laws”).

5.32 Not an Investment Company. The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

5.33 Insurance. Except as would not be material, individually or in the aggregate, to the Company Group: (a) all of the insurance policies held by, or forth benefit of, the Company Group with respect to policy periods that include the date of this Agreement are in full force and effect, and (b) the Company Group has not received any written notice of cancellation of any of such policies or of any material changes that are required in the conduct of the business of the Company Group as a condition to the continuation of coverage under, or renewal of, any of such policies.

5.34 Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any member of the Company Group who might be entitled to any fee or commission from any Company Group, or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

5.35 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Additional Agreements; (b) in the Registration Statement; or (c) in the mailings or other distributions to SPAC’s shareholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the signing press release, the signing filing, the Closing press release and the Closing filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of SPAC or its Affiliates.

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5.36 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of SPAC and the Acquisition Entities and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of SPAC and the Acquisition Entities for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of SPAC and the Acquisition Entities set forth in this Agreement and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of SPAC and the Acquisition Entities for the Registration Statement; and (b) none of SPAC, the Acquisition Entities or their respective representatives have made any representation or warranty as to SPAC or any of the Acquisition Entities or this Agreement, except as expressly set forth in this Agreement or in any certificate delivered to Company pursuant hereto.

5.37 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SPAC, THE ACQUISITION ENTITIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE V, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE COMPANY AND ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO SPAC OR ANY OF THE ACQUISITION ENTITIES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE COMPANY AND ITS SUBSIDIARIES BY THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SPAC OR ANY ACQUISITION ENTITY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V. IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA. ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE COMPANY OR ANY OF ITS SUBSIDIARIES ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SPAC OR ANY ACQUISITION ENTITY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF SPAC

Except as disclosed in the registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC that are available on the SEC’s website through EDGAR at least two (2) Business Days prior to the date of this Agreement (collectively, as they have been amended since the time of their filing and including all exhibits, amendments, restatements or supplements thereto, the “SPAC SEC Documents”), SPAC represents and warrants to the Company that:

6.1 Corporate Existence and Power. SPAC is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority, corporate and otherwise, to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted. SPAC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing can be cured without material cost or expense. SPAC has heretofore made available to the Company accurate and complete copies of its Organizational Documents, as currently in effect. SPAC is not in violation of any provision of its Organizational Documents in any material respect.

6.2 Authorization. SPAC has the requisite power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by SPAC of this Agreement and the Additional Agreements to which it is a party and the consummation by SPAC of the transactions contemplated hereby and thereby are within the corporate powers of SPAC and have been duly authorized by all necessary corporate action on the part of SPAC, subject to the receipt of the Required SPAC Shareholder Approval. This Agreement has been, and each Additional Agreement (when executed and delivered by SPAC) to which SPAC a party and the consummation of the transactions contemplated hereby and thereby: (a) have been duly and validly authorized by the board of directors of SPAC, and (b) other than the Required SPAC Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement (including, without limitation, the authorization, execution and registration of the First Plan of Merger and Second Plan of Merger, and the adoption of the amended and restated memorandum and articles of association of Initial SPAC Surviving Sub and the Subsequent SPAC Surviving Sub), on the part of SPAC are necessary to authorize the execution and delivery of this Agreement and each Additional Agreement to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Additional Agreement to which SPAC is a party shall be when delivered, duly and validly executed and delivered by SPAC and, assuming the due authorization, execution and delivery of this Agreement and such Additional Agreements by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of SPAC, enforceable against SPAC in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

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6.3 Governmental Authorization. Other than as required under applicable Laws or as otherwise set forth in this Agreement (including, without limitation, the registration of the First Plan of Merger and Second Plan of Merger, the amended and restated memorandum and articles of association of Initial SPAC Surviving Sub and Subsequent SPAC Surviving Sub, and filing of the updated register of directors of the Initial SPAC Surviving Sub and Subsequent SPAC Surviving Sub with the Registrar of Company and the Cayman Islands), neither the execution, delivery nor performance by SPAC of this Agreement or any Additional Agreements requires any consent, approval, permit, license or other action by or in respect of, or registration, declaration or filing with any Authority.

6.4  Non-Contravention. The execution, delivery and performance by SPAC of this Agreement and any Additional Agreements to which it is a party do not and will not (a) contravene or conflict with the Organizational Documents of SPAC, or (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to SPAC, except, in cases of (b), for such contravention or conflict that would not reasonably be expected to have a material adverse effect on the ability of SPAC to consummate the transactions contemplated by this Agreement or any of the Additional Agreements.

6.5  Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of SPAC or other Affiliates who might be entitled to any fee or commission from the SPAC, the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

6.6  Capitalization.  As of the date hereof, SPAC is authorized to issue a maximum of 201,000,000 shares with a par value of $0.0001 per share divided into two classes of shares, namely, (i) 200,000,000 SPAC Ordinary Shares with a par value of $0.0001 per share and (ii) 1,000,000 preferred shares with a par value of $0.0001 per share, of which 9,034,200 SPAC Ordinary Shares (6,900,000 shares of which are subject to redemption). No other shares or other voting securities of SPAC are issued, reserved for issuance or outstanding. All issued and outstanding SPAC Ordinary Shares are duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of Laws of Cayman Islands, SPAC’s Organizational Documents or any contract to which SPAC is a party or by which SPAC is bound. Except as set forth in SPAC’s Organizational Documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any SPAC Ordinary Shares or any capital equity of SPAC. There are no outstanding contractual obligations of SPAC to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

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6.7 Trust Fund. As of the date of this Agreement, SPAC has at least $74,000,000 in the trust fund established by SPAC for the benefit of its public shareholders in a United States-based account located in the United States, maintained by the Trustee (the “Trust Account”), and such monies are invested in “government securities” (as such term is defined in the Investment Company Act of 1940, as amended) and held in trust by the Trustee pursuant to the Investment Management Trust Agreement. There are no separate agreements, side letters or other agreements or understandings (whether written, unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Documents to be inaccurate in any material respect or, to SPAC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account. Prior to the Closings, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Organizational Documents of SPAC and the Trust Agreement. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and, to the knowledge of SPAC, no event has occurred which, with due notice or lapse of time or both, would constitute such a material default thereunder. As of the date of this Agreement, there are no claims or proceedings pending with respect to the Trust Account. Since the consummation of the IPO, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby, SPAC shall have no further obligation under either the Trust Agreement or the Organizational Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.

6.8  Listing. As of the date hereof, SPAC Units, SPAC Ordinary Shares, SPAC Warrants and SPAC Rights are listed on the Nasdaq Stock Market LLC, with trading symbols “ATMCU”, “ATMC”. “ATMCW” and “ATMCR”.

6.9 Reporting Company. SPAC is a publicly-held company subject to reporting obligations pursuant to Section 13 of the Exchange Act, and the SPAC Ordinary Shares, SPAC Warrants, and SPAC Rights are registered pursuant to Section 12(b) of the Exchange Act.

6.10 Board Approval. The board of directors of SPAC (including any required committee or subgroup of such board) has (i) declared the advisability of the transactions contemplated by this Agreement, (ii) determined that the transactions contemplated hereby are in the best interests of the shareholders of SPAC, and (iii) determined that the transactions contemplated hereby constitute a “Business Combination” as such term is defined in SPAC’s Organizational Documents.

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6.11 SPAC SEC Documents and Financial Statements.

(a)  SPAC has filed in a timely manner all required SPAC SEC Documents. None of the SPAC SEC Documents, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. As used herein, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) As of the Effective Date, (i) the SPAC Ordinary Shares, SPAC Warrants, and SPAC Rights are listed on Nasdaq, (ii) SPAC has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such SPAC Securities, (iii) there are no Actions pending or, to the Knowledge of SPAC, threatened against SPAC by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such SPAC Securities on Nasdaq and (iv) such SPAC Securities are in compliance in all material respects with all of the applicable corporate governance rules of Nasdaq.

(c) The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SPAC SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto (“SPAC Financials”), were prepared in accordance with U.S. GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of SPAC as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended.

(d) Except as and to the extent reflected or reserved against in the SPAC Financials, the SPAC has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that are not adequately reflected or reserved on or provided for in the SPAC Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since the SPAC’s formation in the ordinary course of business.

6.12 Litigation. There is no Action (or any basis therefore) pending against SPAC, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, other than as would not, individually or in the aggregate, have a material adverse effect on the ability of SPAC to consummate the transactions contemplated by this Agreement or any of the Additional Agreements.

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6.13 Compliance with Laws. SPAC is, and has since its formation been, in compliance with all Laws applicable to it and the conduct of its business, and SPAC is not under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign in any material respect, nor is there any basis for any such charge and SPAC has not previously received any subpoenas by any Authority.

6.14 Tax Matters.

(a) Except in each case as to matters that would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of SPAC to consummate the transactions contemplated by this Agreement or any Additional Agreement: (i) SPAC has duly and timely filed all Tax Returns which are required to be filed by or with respect to it and such Tax Returns are accurate and complete in all material respects, and SPAC has paid or caused to be paid all material Taxes required to be paid by SPAC, other than such Taxes for which adequate reserves in the SPAC Financials have been established in accordance with GAAP; (ii) all such Tax Returns are true, correct and complete and accurate and disclose all Taxes required to be paid; (iii) there is no Action, pending or proposed in writing or, to the knowledge of SPAC, threatened, with respect to Taxes of SPAC or for which a Lien may be imposed upon SPAC’s assets; (iv) no statute of limitations in respect of the assessment or collection of any Taxes of SPAC for which a Lien may be imposed on any of SPAC’s assets has been waived or extended, which waiver or extension is in effect, except for automatic extensions of time to file Tax Returns obtained in the ordinary course of business; (v) SPAC has complied with all applicable Laws relating to the reporting, payment, collection and withholding of Taxes and has duly and timely withheld or collected, paid over to the applicable Taxing Authority and reported all Taxes (including income, social, security and other payroll Taxes) required to be withheld or collected by SPAC; (vi) none of the assets of SPAC are required to be treated as owned by another Person for U.S. federal income Tax purposes pursuant to Section 168(f)(8) of the Code (as in effect prior to its amendment by the Tax Reform Act of 1986); (vii) there are no Liens (other than Permitted Liens) for Taxes upon any of the assets of SPAC; (viii) there is no outstanding request for a ruling from any Taxing Authority, request for a consent by a Taxing Authority for a change in a method of accounting, subpoena or request for information by any Taxing Authority, or closing agreement with any Taxing Authority (within the meaning of Section 7121 of the Code or any analogous provision of the applicable Law), with respect to SPAC; (ix) no claim has been made by a Taxing Authority in a jurisdiction where SPAC has not paid any tax or filed Tax Returns, asserting that SPAC is or may be subject to Tax in such jurisdiction; (x) there is no outstanding power of attorney from SPAC authorizing anyone to act on behalf of such party in connection with any Tax, Tax Return or Action relating to any Tax or Tax Return of that party; (xi) SPAC is not, nor has it ever been, a party to any Tax sharing or Tax allocation Contract, other than any customary commercial contract the principal subject of which is not Taxes; and (xii) SPAC is not currently nor has it ever been included in any consolidated, combined or unitary Tax Return.

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(b)  The unpaid Taxes of SPAC for the current fiscal year did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Financial Statements.

(c)  SPAC is not aware of any fact, or any action it has taken (or failed to take) or agreed to take, that would reasonably be expected to prevent or impede any of the Mergers from qualifying for the Intended Tax Treatment. This Section 6.15(c) shall not apply to any fact or action specifically contemplated under this Agreement.

6.15 Employees and Employee Benefit Plans. SPAC does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

6.16 Properties. SPAC does not own, license or otherwise have any right, title or interest in any material Intellectual Property. SPAC does not own or lease any material real property or material Personal Property.

6.17 Acquisition Entities Activities. Since formation, none of the Acquisition Entities have engaged in any business activities other than as contemplated by this Agreement, own directly or indirectly any ownership, equity, profits or voting interest in any Person or have any assets or Liabilities except those incurred in connection with this Agreement and the Additional Documents to which such Acquired Entity is a party and the Transactions, and, other than this Agreement and the Additional Documents to which it is a party, none of the Acquisition Entities are party to or bound by any Contract.

6.18 Investment Company Act. The SPAC is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company”, or required to register as an “investment company”, in each case within the meaning of the Investment Company Act of 1940, as amended.

6.19 Certain Business Practices.

(a) Neither SPAC, nor, to the Knowledge of SPAC, any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the formation of SPAC, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder SPAC or assist it in connection with any actual or proposed transaction.

(b) The operations of the SPAC are and have been conducted at all times in material compliance with anti-money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving SPAC with respect to any of the foregoing is pending or, to the Knowledge of SPAC, threatened.

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(c) None of the SPAC or any of its directors or officers, or, to the Knowledge of SPAC, any other Representative acting on behalf of the SPAC is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the SPAC has not, in the last five (5) fiscal years, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC.

6.20 Independent Investigation. SPAC has conducted its own independent investigation, review and analysis of the business, results of operations, prospects, condition (financial or otherwise) or assets of the Company, and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Company for such purpose. SPAC acknowledges and agrees that: in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to SPAC pursuant hereto, and the information provided by or on behalf of the Company for the Registration Statement.

6.21 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY, OR ANY OF ITS RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA). EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE VI, NEITHER SPAC NOR ANY OTHER PERSON MAKES, AND SPAC EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE. EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF SPAC AND ITS SUBSIDIARIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF SPAC AND ITS SUBSIDIARIES BY THE MANAGEMENT OF SPAC OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VI, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY SPAC ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SPAC, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

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ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF ACQUISITION ENTITIES

The Acquisition Entities, jointly and severally, represent and warrant to the Company and SPAC that:

7.1  Corporate Existence and Power. Each Acquisition Entity is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority, corporate and otherwise, to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

7.2  Authorization. Each Acquisition Entity has the requisite power and authority to execute and deliver this Agreement and each Additional Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by each Acquisition Entity of this Agreement and the Additional Agreements to which it is a party and the consummation by the Acquisition Entities of the transactions contemplated hereby and thereby are within the corporate powers of the Acquisition Entities and, other than as set forth elsewhere in this Agreement (including, without limitation, the authorization, execution and registration of the First Plan of Merger and Second Plan of Merger, and the adoption of the amended and restated memorandum and articles of association of Initial SPAC Surviving Sub and the Subsequent SPAC Surviving Sub) have been duly authorized by all necessary corporate action on the part of the Acquisition Entities. This Agreement has been, and each Additional Agreement (when executed and delivered by relevant Acquisition Entity) will be, duly and validly executed and delivered by relevant Acquisition Entity, and assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each the Additional Agreement (when executed and delivered by applicable Acquisition Entity) will constitute, a valid and legally binding obligation of the relevant Acquisition Entity, enforceable against the relevant Acquisition Entity in accordance with their representative terms subject to the Bankruptcy and Equity Exception.

7.3  Governmental Authorization. Other than as required under applicable Laws, neither the execution, delivery nor performance by the Acquisition Entities of this Agreement or any Additional Agreements requires any consent, approval, permit, license or other action by or in respect of, or registration, declaration or filing with any Authority.

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7.4  Non-Contravention. The execution, delivery and performance by any Acquisition Entity of this Agreement and any Additional Agreements to which it is a party do not and will not (a) contravene or conflict with the Organizational Documents of relevant Acquisition Entity, or (b) contravene or conflict with or constitute a violation of any provision of any Law or Order binding upon or applicable to relevant Acquisition Entity, except, in cases of (b), for such contravention or conflict that would not reasonably be expected to have a material adverse effect on the ability of the Acquisition Entities to consummate the transactions contemplated by this Agreement or any of the Additional Agreements.

7.5 Finders’ Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of any Acquisition Entity or any of its Affiliates who might be entitled to any fee or commission from the Company, or any of its Affiliates upon consummation of the transactions contemplated by this Agreement or any of the Additional Agreements.

7.6 Issuance of Shares. The Per Share Merger Consideration and the PubCo Ordinary Shares issuable to SPAC Shareholders, when issued in accordance with this Agreement, will be duly authorized and validly issued, and will be fully paid and nonassessable, free and clear of any Liens and not subject to or issued in violation of any right of any third party pursuant to any contract to which PubCo bound, applicable Law or PubCo’ Organizational Documents.

7.7  Capitalization.

(a)  As of the date of this Agreement, the authorized share capital of PubCo consists of one share (the “PubCo Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 1 consists of one share (the “Merger Sub 1 Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 2 consists of one share (the “Merger Sub 2 Share”) which is issued and outstanding as of the date of this Agreement. The authorized share capital of Merger Sub 3 consists of one share (the “Merger Sub 3 Share”) which is issued and outstanding as of the date of this Agreement. The PubCo Ordinary Share, the Merger Sub 1 Share, the Merger Sub 2 Share and the Merger Sub 3 Share, and any PubCo Ordinary Shares and shares of Merger Sub 1, Merger Sub 2 and Merger Sub 3 that will be issued pursuant to the transactions contemplated under this Agreement, (i) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly issued and are fully paid, (ii) were, or will be, issued, in compliance in all material respects with applicable Law, and (iii) were not, and will not be, issued in breach or violation of any preemptive rights or Contract.

(b)  Except as set forth in Section 7.7(a), (i) no Acquisition Entity has authorized, outstanding or issued any equity securities; (ii) no Acquisition Entity is obligated to issue, sell or transfer any equity securities; (iii) no Acquisition Entity is a party or subject to any Contract that affects or relates to the voting or giving of written consents with respect to, or the right to cause the redemption, or repurchase of, any equity security of such Acquisition Entity; (iv) no Acquisition Entity has granted any registration rights or information rights to any other Person; (v) there are no phantom shares and there are no voting or similar agreements entered into by any Acquisition Entity which relate to the share capital, registered capital or charter capital of such Acquisition Entity; and (vi) no Acquisition Entity has outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the shareholders of such Acquisition Entity on any matter or any agreements to issue such bonds, debentures, notes or other obligations.

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(c)  PubCo does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than, (i) as of the date of this Agreement, Merger Sub 1, Merger Sub 2 and Merger Sub 3, (ii) immediately after the First Closing, Initial SPAC Surviving Sub, Merger Sub 2 and Merger Sub 3, (iii) immediately after the Second Closing, Subsequent SPAC Surviving Sub and Merger Sub 3 and (iv) immediately after the Acquisition Closing, Subsequent SPAC Surviving Sub and the Surviving Company. None of Merger Sub 1, Merger Sub 2 or Merger Sub 3 owns or controls, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

7.8 Board Approval. The sole director of each of the Acquisition Entities has (a) declared the advisability of the transactions contemplated by this Agreement, and (b) determined that the transactions contemplated hereby are in the best interests of the shareholders of the Acquisition Entities, as applicable.

7.9 Litigation. There is no Action (or any basis therefore) pending against any Acquisition Entities, any of its officers or directors or any of its securities or any of its assets or Contracts before any court, Authority or official or which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated hereby or by the Additional Agreements, other than as would not, individually or in the aggregate, have a material adverse effect on the ability of the Acquisition Entities to consummate the transactions contemplated by this Agreement or any of the Additional Agreements.

7.10 Compliance with Laws. No Acquisition Entity is in violation of, has violated, under investigation with respect to any violation or alleged violation of, any Law, or judgment, order or decree entered by any court, arbitrator or Authority, domestic or foreign in any material respect, nor is there any basis for any such charge and no Acquisition Entity has previously received any subpoenas by any Authority.

7.11 Not an Investment Company. No Acquisition Entity is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

7.12 Business Activities. Each Acquisition Entity was formed solely for the purpose of effecting the transactions contemplated under this Agreement and has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated under this Agreement and has no, and at all times prior to the Acquisition Closing except as expressly contemplated by the Additional Agreements and the transactions contemplated under this Agreement, will have no, assets, liabilities or obligations of any kind or nature whatsoever other than those incident to its formation.

7.13 U.S. Entity Classification Elections. Merger Sub 2 will elect to be disregarded as an entity separate from PubCo for U.S. federal income tax purposes effective as of the day of its formation and will not subsequently change such classification. Merger Sub 3 will elect to be treated as disregarded as an entity separate from its owner for U.S. federal income tax purposes effective as of the day of its formation. On the Closing Date, Merger Sub 3 will elect to be treated as a corporation for U.S. federal income tax purposes, effective as of the start of the day on the Closing Date and prior to the Acquisition Merger.

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7.14 Intended Tax Treatment. No Acquisition Entity has taken any action (nor permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent, impair or impede the Intended Tax Treatment of any of the Mergers.

7.15 Foreign Private Issuer. PubCo is and shall be at all times commencing from the date 30 days prior to the first filing of the Proxy Statement and Registration Statements with the SEC through the Acquisition Closing, a foreign private issuer as defined in Rule 405 under the Securities Act.

7.16 EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY, OR ANY OF ITS RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA). EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE VII, NONE OF THE ACQUISITION ENTITIES NOR ANY OTHER PERSON MAKES, AND THE ACQUISITION ENTITIES EXPRESSLY DISCLAIM, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE. EXPRESS OR IMPLIED, AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE ACQUISITION ENTITIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE ACQUISITION ENTITIES BY THE MANAGEMENT THEREOF OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY. NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE VII, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY THE ACQUISITION ENTITIES ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE ACQUISITION ENTITIES, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

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ARTICLE VIII

COVENANTS OF THE RELEVANT PARTIES PENDING CLOSING

During the period from the Effective Date and continuing until the earlier of the termination of this Agreement in accordance with Article XIII or the Closing (the “Interim Period”), each of the Company, SPAC, and the Acquisition Entities covenants and agrees that:

8.1  Conduct of the Business. (a) From the date hereof until the Acquisition Merger Effective Time, except as expressly contemplated or permitted by this Agreement or Additional Agreements or as required by applicable Law (including for this purposes any COVID-19 measures), each party shall, and shall cause its Subsidiaries to, (A) conduct their respective business only in the ordinary course consistent with past practice in all material respects, and (B) use its reasonable best efforts to preserve intact its assets, keep available the services of its current officers and key employees and maintain in all material respects its current relationships with suppliers, customers and other third parties with which it has material business relations. Without limiting the generality of the foregoing, except as expressly contemplated or permitted by this Agreement or Additional Agreements or as required by applicable Law (including for this purposes any COVID-19 measures), from the date hereof until the Acquisition Merger Effective Time, without the prior written consent of the Company and SPAC (provided that (y) such written consent shall not be unreasonably withheld, and (z) such other party shall respond to such request for written consent as soon as practicable and such written consent shall be deemed given if such other party does not respond to such request with three (3) Business Days after the receipt of the request), each of the parties hereto shall not, and shall cause its Subsidiaries not to:

(i)  amend, modify or supplement its Organizational Documents other than pursuant to this Agreement;

(ii) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares or other equity or voting securities of the Company other than pursuant to this Agreement;

(iii) modify, amend, enter into, consent to the termination of, or waive any material rights under, any Company Material Contract (or any Contract that would be a Company Material Contract if such Contract has been entered into prior to the date hereof), except for in ordinary course of business consistent with past practice;

(iv) make any capital expenditures in excess of US$250,000 (individually or in the aggregate), except for in ordinary course of business consistent with past practice;

(v) sell, transfer, lease, license, grant or incur any Lien on, or otherwise dispose of any of the Company Group’s assets or Intellectual Property Rights, except sales of products to customers in the ordinary course of business consistent with past practice and not exceeding US$250,000;

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(vi) pay, declare or promise to pay any dividends or other distributions with respect to its share capital, or pay, declare or promise to pay any other payments to any shareholder (other than, in the case of any shareholder that is an employee, payments of salary accrued in said period at the current salary rate), except for in connection with the Restructuring (defined in Section 9.3) in which case no written consent would be required;

(vii) (A) grant, accelerate or amend the terms of any equity awards to any employee of the Company Group or to any person, or (B) establish, adopt, amend or terminate the Company Plan or any other equity incentive plan except the termination of the Company Plan and the adoption of the 2024 Equity Incentive Plan of PubCo as contemplated by this Agreement;

(viii) obtain or incur any loan or other Indebtedness in excess of US$250,000, or assume, guarantee or otherwise become responsible for the obligations of any Person for Indebtedness, except for in ordinary course of business consistent with past practice;

(ix) commence, settle, release, waive or compromise any Action of or against any member of the Company Group (A) for an amount in excess of US$100,000, (B) that would impose any material restrictions on the business or operations of any member of the Company Group, or (C) that is brought by or on behalf of any current, former or purported holder of any share capital or other securities of any member of the Company Group relating to the Acquisition Merger; adopt or enter into a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any member of the Company Group;

(x)  acquire, whether by purchase, merger, spin off, consolidation, scheme of arrangement, amalgamation or acquisition of shares or assets, any assets, securities or properties, in aggregate, with a value or purchase price in excess of US$250,000 in any transaction or related series of transactions;

(xi) fail to maintain in full force and effect material insurance policies covering the Company Group and its properties, assets and businesses in a form and amount consistent with past practices;

(xii) make any change in its accounting principles or methods of accounting, other than as may be required by the applicable accounting principles or applicable Law;

(xiii) issue, sell, transfer, pledge, dispose of, place any Lien, redeem or repurchase any shares or other equity or voting securities of any member of the Company Group, or issue or grant any securities exchangeable for or convertible into any shares or other equity or voting securities of any member of the Company Group;

(xiv) make, change or revoke any material Tax election, amend any Tax Return, enter into any closing agreement or seek any ruling from any Authority with respect to material Taxes, surrender any right to claim a material refund of Taxes, settle or finally resolve any material controversy with respect to Taxes, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of material Taxes, change any method of Tax accounting or Tax accounting period, initiate any voluntary Tax disclosure to any Authority, or incur any material amount of Taxes outside of the ordinary course of business; or

(xv) undertake any legally binding obligation to do any of the foregoing.

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(b)  From the date hereof through the Closing Date, SPAC shall remain a “blank check company” as defined under the Securities Act, shall not conduct any business operations other than in connection with this Agreement and ordinary course operations to maintain its status as a Nasdaq-listed special purpose acquisition company pending the completion of the transactions contemplated hereby. Without limiting the generality of the foregoing, through the Closing Date, other than in connection with the transactions contemplated by this Agreement, without the Company’s prior written consent (which shall not be unreasonably withheld), SPAC shall not, and shall not cause its Subsidiaries to amend, waive or otherwise change the Investment Management Trust Agreement in any manner adverse to SPAC.

(c)  Neither party shall (i) take or agree to take any action that might make any representation or warranty of such party inaccurate or misleading in any material respect at, or as of any time prior to, the Closing Date or (ii) omit to take, or agree to omit to take, any action necessary to prevent any such representation or warranty from being inaccurate or misleading in any material respect at any such time.

(d)  From the date hereof through the earlier of (x) termination of this Agreement in accordance with Article XIII and (y) the Acquisition Closing, other than in connection with the transactions contemplated hereby, none of the Company Group, SPAC or the Acquisition Entities, shall, and such Persons shall cause each of their respective officers, directors, Affiliates, managers, consultants, employees, representatives (including investment bankers, attorneys and accountants) and agents not to, directly or indirectly, (i) encourage, solicit, initiate, engage or participate in negotiations with any Person concerning, or make any offers or proposals related to, any Alternative Transaction, (ii) take any other action intended or designed to facilitate the efforts of any Person relating to a possible Alternative Transaction, (iii) enter into, engage in or continue any discussions or negotiations with respect to an Alternative Transaction with, or provide any non-public information, data or access to employees to, any Person that has made, or that is considering making, a proposal with respect to an Alternative Transaction or (iv) approve, recommend or enter into any Alternative Transaction or any Contract related to any Alternative Transaction. For purposes of this Agreement, the term “Alternative Transaction” shall mean any of the following transactions involving the Company Group, SPAC or the Acquisition Entities (other than the transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business) or any class or series of the share capital or capital stock or other equity interests of the Company Group, SPAC or the Acquisition Entities in a single transaction or series of transactions.

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8.2 Access to Information. From the date hereof until and including the Closing Date, the Company Group, SPAC and the Acquisition Entities shall, to the best of their abilities, (a) continue to give the other parties, their legal counsel and other representatives full access to the offices, properties, and Books and Records, (b) furnish to the other parties, their legal counsel and other representatives such information relating to the business of the Company Group, SPAC or the Acquisition Entities as such Persons may reasonably request and (c) cause its respective employees, legal counsel, accountants and representatives to cooperate with the other parties in such other parties’ investigation of its business; provided that no investigation pursuant to this Section (or any investigation prior to the date hereof) shall affect any representation or warranty given by the Company Group, SPAC or the Acquisition Entities and, provided further, that any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company Group, SPAC or the Acquisition Entities. Notwithstanding anything to the contrary in this Agreement, neither party shall be required to provide the access described above or disclose any information if doing so is reasonably likely to (i) result in a waiver of attorney client privilege, work product doctrine or similar privilege or (ii) violate any contract to which it is a party or to which it is subject or applicable Law, provided that the non-disclosing party must advise the other parties that it is withholding such access and/or information and (to the extent reasonably practicable) and provide a description of the access not granted and/or information not disclosed.

8.3 Notices of Certain Events. Each party shall promptly notify the other party of:

(a)  any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or that the transactions contemplated by this Agreement might give rise to any Action by or on behalf of such Person or result in the creation of any Lien on any Company Ordinary Share or share capital or capital stock of SPAC or the Acquisition Entities or any of the Company Group’s, SPAC’s or the Acquisition Entities’ assets;

(b)  any notice or other communication from any Authority in connection with the transactions contemplated by this Agreement or the Additional Agreements;

(c)  any Actions commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting the consummation of the transactions contemplated by this Agreement or the Additional Agreements;

(d)  the occurrence of any fact or circumstance which constitutes or results, or might reasonably be expected to constitute or result, in a Material Adverse Effect; and

(e)  the occurrence of any fact or circumstance which results, or might reasonably be expected to result, in any representation made hereunder by such party to be false or misleading in any material respect or to omit or fail to state a material fact.

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8.4 SEC Filings.

(a)  The Company Group acknowledges that:

(i)  SPAC’s shareholders must approve the transactions contemplated by this Agreement prior to the Acquisition Merger contemplated hereby being consummated and that, in connection with such approval, SPAC must call a special meeting of its shareholders requiring SPAC to prepare and file with the SEC a Proxy Statement and Registration Statement;

(ii)  SPAC will be required to file Quarterly and Annual reports that may be required to contain information about the transactions contemplated by this Agreement; and

(iii) SPAC will be required to file a Form 8-K to announce the transactions contemplated hereby and other significant events that may occur in connection with such transactions.

(b) In connection with any filing SPAC make with the SEC that requires information about the transactions contemplated by this Agreement to be included, the Company Group will, and will use its best efforts to cause its Affiliates, in connection with the disclosure included in any such filing or the responses provided to the SEC in connection with the SEC’s comments to a filing, to use their best efforts to (i) cooperate with SPAC, (ii) respond to questions about the Company Group required in any filing or requested by the SEC, and (iii) provide any information requested by SPAC in connection with any filing with the SEC.

(c) Company Group Cooperation. The Company Group acknowledges that a substantial portion of the filings with the SEC and mailings to each shareholder of SPAC with respect to the Proxy Statement shall include disclosure regarding the Company Group and its management, operations and financial condition. Accordingly, the Company Group agrees to as promptly as reasonably practical provide PubCo and SPAC with such information as shall be reasonably requested by PubCo and SPAC for inclusion in or attachment to the Proxy Statement, that is accurate in all material respects and complies as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and in addition shall contain substantially the same financial and other information about the Company Group and its stockholders or shareholders as is required under Regulation 14A of the Exchange Act regulating the solicitation of proxies. The Company Group understands that such information shall be included in the Proxy Statement and/or responses to comments from the SEC or its staff in connection therewith and mailings. The Company Group shall cause their managers, directors, officers and employees to be reasonably available to PubCo and SPAC and their counsel in connection with the drafting of such filings and mailings and responding in a timely manner to comments from the SEC.

8.5 The Registration Statement.

(i) As promptly as practicable after the date hereof, SPAC, PubCo and the Company shall jointly prepare, and PubCo and SPAC shall jointly file with the SEC, (i) in preliminary form, a proxy statement in connection with the transactions contemplated by this Agreement (as amended or supplemented, the “Proxy Statement”) to be filed as part of the Registration Statement and to be sent to the shareholders of SPAC in advance of the an extraordinary general meeting of SPAC shareholders, as adjourned (the “SPAC Special Meeting”), for the purpose of, among other things, (A) providing the public shareholders of SPAC an opportunity to redeem their SPAC Shares in accordance with SPAC’s Organizational Documents and the Prospectus, and (B) soliciting proxies from SPAC shareholders to vote at the SPAC Special Meeting, as adjourned or postponed, on the SPAC Shareholder Approval Matters (as defined below), and (ii) the Registration Statement, in which the Proxy Statement will be included as a prospectus.

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(ii) The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from SPAC shareholders to vote, at the SPAC Special Meeting, in favor of resolutions approving (i) the adoption and approval of this Agreement and the transactions contemplated hereby or referred to herein, (ii) the approval of the First Plan of Merger; (iii) the adoption of the memorandum and articles of association of PubCo by PubCo in substantially the form set forth in Exhibit C (the “Amended PubCo Charter”), (iv) the approval of an equity incentive plan of PubCo in form and substance reasonably satisfactory to SPAC and the Company (the “2024 Equity Incentive Plan of PubCo”), (v) the issuance of the Earnout Shares, (vi) any other proposals that the parties hereto agree are necessary or desirable to consummate the transactions contemplated by this Agreement (including, without limitation, the adoption and approval of the memorandum and articles of association of the Merger Sub 1, as in effect immediately prior to the First SPAC Merger Effective Time, as the memorandum and articles of the association of the Initial SPAC Surviving Sub at the First SPAC Merger Effective Time), and (vii) the adjournment of the SPAC Special Meeting, if necessary or desirable in the reasonable determination of SPAC (collectively, the “SPAC Shareholder Approval Matters”). If on the date for which SPAC Special Meeting is scheduled, SPAC has not received proxies representing a sufficient number of shares to obtain the Required SPAC Shareholder Approval (as defined below), whether or not a quorum is present, SPAC may make one or more successive postponements or adjournments of SPAC Special Meeting.

(iii) In connection with the Registration Statement, SPAC and PubCo will jointly file, with the Company’s reasonable cooperation, with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in SPAC’s Organizational Documents and applicable Laws of the Cayman Islands, applicable Laws of the Cayman Islands and the rules and regulations of the SEC and Nasdaq. SPAC (and its counsel), PubCo (and its counsel) and the Company (and its counsel) shall provide each other party with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide PubCo and SPAC with such information concerning the Company Group and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. If required by applicable SEC rules or regulations, such financial information provided by the Company Group must be reviewed or audited by the Company Group’s auditors. SPAC shall provide such information concerning SPAC and its equity holders, officers, directors, employees, assets, liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by SPAC shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. Each Acquisition Entity shall provide such information concerning the relevant Acquisition Entity and its equity holders, officers, directors, employees, assets, liabilities, condition (financial or otherwise), business and operations, as applicable, that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the relevant Acquisition Entity shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not materially misleading. SPAC and PubCo will use all commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Acquisition Merger and the transactions contemplated hereby.

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(iv) Each of SPAC, PubCo and the Company shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement and the Proxy Statement. Each of SPAC, PubCo and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, as applicable, upon reasonable advance notice, available at a reasonable time and location to the Company, PubCo, SPAC and their respective representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. SPAC and PubCo shall jointly amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and SPAC shall cause the Proxy Statement to be disseminated to SPAC’s shareholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and the SPAC’s Organizational Documents.

(v) SPAC, PubCo and the Company shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use their respective commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Each Party shall provide the other Party with copies of any written comments, and shall inform the other Party of any material oral comments, that such Party or its representatives receive from the SEC or its staff with respect to the Registration Statement and the Proxy Statement promptly after the receipt of such comments and shall give the other Party a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(vi) As soon as practicable following the Registration Statement “clearing” comments from the SEC and being declared effective by the SEC, SPAC shall distribute the Proxy Statement to SPAC’s shareholders, and, pursuant thereto, shall call SPAC Special Meeting in accordance with applicable Laws of the Cayman Islands as promptly as practicable.

8.6 Trust Account. The Company Group and the Acquisition Entities acknowledge that SPAC shall make appropriate arrangements to cause the funds in the Trust Account to be disbursed in accordance with the Investment Management Trust Agreement and for the payment of (i) all amounts payable to shareholders of SPAC holding SPAC Units or SPAC Ordinary Shares who shall have validly redeemed their SPAC Units or SPAC Ordinary Shares upon acceptance by the SPAC of such SPAC Units or SPAC Ordinary Shares, (ii) the expenses of SPAC to the third parties to which they are owed (including, without limitation, extension deposits made by Sponsor, SPAC’s legal fees, accounting fees, audit fees, SEC filing and registration fees, proxy solicitation fees, transfer agent fees, charter extension fees or payments, accrued but unpaid transaction expenses, deferred IPO fees and deferred advisor fees), (iii) the Deferred Underwriting Amount to the underwriter in the IPO and (iv) the remaining monies in the Trust Account to SPAC. Except as otherwise expressly provided in the Investment Management Trust Agreement, SPAC shall not agree to, or permit, any amendment or modification of, or waiver under, the Investment Management Trust Agreement without the prior written consent of the Company.

8.7 Directors’ and Officers’ Indemnification and Insurance.

(a) The parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of SPAC (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents, in each case as in effect on the date of this Agreement, or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and SPAC in effect on the date hereof, shall survive the Acquisition Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Acquisition Merger Effective Time, PubCo shall cause the Organizational Documents of PubCo and Merger Sub 2 to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of SPAC to the extent permitted by applicable Law. The provisions of this Section 8.7 shall survive the Acquisition Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

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(b) PubCo and Merger Sub 2 shall, or shall cause its Affiliates to, obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from the Closing Date, for the benefit of the D&O Indemnified Persons (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than SPAC’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; with respect to the current or former directors and officers of SPAC, provided that in no event shall the PubCo be required to expend for such policies pursuant to this Section 8.7(b) an annual premium amount in excess of 300% of the amount per annum payable by SPAC under its currently effective D&O insurance policies as of the date of this Agreement. PubCo shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause its Subsidiaries to honor all obligations thereunder. If any claim is asserted or made within such six-year period, the provisions of this Section 8.7 shall be continued in respect of such claim until the final disposition thereof.

(c) PubCo shall enter into indemnification agreements, dated on or prior to the Closing Date, with each member of the board of directors of PubCo.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 8.7 shall survive the Acquisition Merger Effective Time indefinitely and shall be binding, jointly and severally, on all successors and assigns of the Surviving Company. In the event that the Surviving Company or any of its successors or assigns consolidates with or merges into another Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Company shall succeed to the obligations set forth in this Section 8.7.

8.8 Board of Directors of PubCo. Immediately after the Acquisition Merger Effective Time, PubCo’s board of directors shall consist of five (5) directors, including three (3) directors designated by the Company prior to the Closing, at least one (1) of whom shall be an independent director, and two (2) independent directors designated by SPAC.

8.9 Reporting and Compliance with Laws. From the date hereof through the Closing Date, SPAC, the Acquisition Entities and the Company Group shall duly and timely file all Tax Returns required to be filed with the applicable Taxing Authorities, pay any and all Taxes required by any Taxing Authority and duly observe and conform in all material respects, to all applicable Laws and Orders.

8.10 Fairness Opinion. As soon as reasonably practicable after the execution of this Agreement, SPAC shall have received the opinion of a reputable financial advisory or valuation firm that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions set forth therein, the Merger Consideration to be paid by PubCo pursuant to this Agreement is fair from a financial point of view to SPAC, and shall deliver a copy of such opinion to the Company.

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8.11 Transaction Financing. During the Interim Period, (a) the Company shall use its reasonable best efforts to obtain transaction financing in the aggregate amount of at least US$3,750,000, in the form of firm written commitments from investors acceptable to SPAC or in the form of good faith deposits made by investors for a private placement of equity, debt or other alternative financing to PubCo, on terms and conditions to be agreed by SPAC and the Company (a “PIPE Investment Procured by Company”), and (b) as long as the Company obtains the PIPE Investment Procured by Company, the SPAC shall use its reasonable best efforts to obtain additionally transaction financing on terms reasonably satisfactory to SPAC and the Company (a “PIPE Investment Procured by SPAC” and together with the PIPE Investment Procured by Company, the “PIPE Investments”).

8.12 Organizational Documents. PubCo shall take all necessary actions under applicable Law to approve and adopt (a) the Amended PubCo Charter, which shall become effective at the First SPAC Merger Effective Time, and (b) the 2024 Equity Incentive Plan of PubCo, which shall become effective at the Acquisition Merger Effective Time.

ARTICLE IX
COVENANTS OF THE COMPANY AND THE ACQUISITION ENTITIES

The Company agrees that:

9.1 Annual and Interim Financial Statements. As soon as reasonably practicable after the date of this Agreement, and in any case on or prior to February 15, 2024, except to the extent such failure is due to SPAC’s failure to comply with its obligations pursuant to Section 8.5, the Company shall deliver to SPAC the PCAOB Audited Financial Statements and any other audited and unaudited consolidated balance sheets and the related audited or unaudited consolidated accounts of the Company that are required to be included in the Registration Statement. The Company and SPAC shall each use its reasonable best efforts (i) to assist the other, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of the Company Group or SPAC, in preparing in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement and any other filings to be made by SPAC with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC in connection therewith.

9.2 Company Shareholder Approval. The Company shall take, in accordance with the Cayman Companies Act, the Company’s Organizational Documents and other applicable Law, all action necessary to obtain the Company Shareholder Approval as promptly as reasonably practicable (but in no event later than five (5) Business Days after the effectiveness of the Registration Statement), including convening an extraordinary general meeting of its shareholders or obtaining written consent from all of its shareholders.

9.3 Acquisition Entities Shareholder Approval. Prior to the Acquisition Merger Effective Time, each of the Acquisition Entity agrees it shall take, in accordance with the Cayman Companies Act, its memorandum and articles of association and other applicable Law, all action necessary to obtain its shareholders’ approval as promptly as reasonably practicable (but in no event later than five (5) Business Days after the effectiveness of the Registration Statement), including convening an extraordinary general meeting of its shareholders or obtaining written consent from all of its shareholders.

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ARTICLE X

COVENANTS OF ALL PARTIES HERETO

The parties hereto covenant and agree that:

10.1 Reasonable Best Efforts; Further Assurances. Subject to the terms and conditions of this Agreement, each party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable Laws, and cooperate as reasonably requested by the other parties, to consummate and implement expeditiously each of the transactions contemplated by this Agreement. The parties hereto shall execute and deliver such other documents, certificates, agreements and other writings and take such other actions as may be necessary or reasonably desirable in order to consummate or implement expeditiously each of the transactions contemplated by this Agreement.

10.2 Tax Matters.

(a) PubCo shall retain (or cause the Company Group to retain) all books and records with respect to Tax matters of the Company Group for Pre-Closing Periods for at least seven (7) years following the Closing Date and to abide by all record retention agreements entered into by or with respect to the Company Group with any Taxing Authority.

(b) PubCo, SPAC, Acquisition Entities and the Company shall use their respective commercially reasonable efforts to cause the transactions contemplated herein to qualify for the Intended Tax Treatment and agree not to, and not to permit or cause any Affiliate or any Subsidiary to, take any actions or cause any action to be taken that such party reasonably expects would prevent, impair or impede the Intended Tax Treatment (other than actions contemplated under this Agreement).

(c) SPAC, Acquisition Entities or the Company, as applicable, shall promptly notify the other party in writing if, before the Initial Closing Date or Closing Date, as applicable, it determines that it is not reasonable for the Initial Mergers or Acquisition Merger to qualify for the Intended Tax Treatment, as applicable. Following such notice, the notifying party may propose amendments to the terms of this Agreement that such person believes could reasonably facilitate such qualification without adversely affecting the rights and commercial position of SPAC, Acquisition Entities, the Company, and their respective shareholders and warrant or option holders. In that case, each other party shall consider in good faith the proposed amendments and, if it determines in good faith that they would not result in unreasonable delay to Initial Closing and/or Acquisition Closing and would not adversely affect the rights or commercial position of SPAC, the Company, and their respective shareholders and warrant or option holders, the parties shall use commercially reasonable efforts to effect any such amendments.

(d) In the event that PubCo determines after Acquisition Closing that PubCo is a PFIC for any taxable year, PubCo shall provide sufficient information to PubCo’s shareholders to make a timely “qualified electing fund” election within the meaning of Section 1295 of the Code with respect to PubCo.

(e) In the event that the SEC requests or requires a tax opinion regarding any aspect of the Intended Tax Treatment, each party shall use reasonable best efforts to execute and deliver customary tax representation letters to each other party’s tax advisors, as applicable, in form and substance reasonably satisfactory to such advisors for the purpose of issuing such opinions. If the SEC requests or requires any opinion on the Intended Tax Treatment of the Initial Mergers or other tax consequences to SPAC Shareholders, SPAC shall use reasonable best efforts to cause such opinion (as so required or requested) to be provided by its tax advisor. If the SEC requests or requires any opinion on the Intended Tax Treatment of the Acquisition Merger or other tax consequences to Company Shareholders, the Company shall use reasonable best efforts to cause such opinion (as so required or requested) to be provided by its tax advisor. For the avoidance of doubt, a tax opinion regarding the Intended Tax Treatment is not a condition to closing.

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(f) For two (2) years following the Closing Date, PubCo’s “qualified group” (within the meaning of Treasury Regulations Section 1.368-1(d)(4)(ii)) shall use the lower of (i) fifty percent (50%) of the cash and cash equivalents held by or on behalf of the SPAC immediately prior to the Closing Date (and prior to any redemptions in respect of SPAC Shareholders) and (ii) the amount of cash actually held by the Subsequent SPAC Surviving Sub immediately after the Closings, in PubCo and its qualified group’s business within the meaning of Treasury Regulations Section 1.368-1(d) (such business, “PubCo’s Business”). For the avoidance of doubt, permissible use of such cash in PubCo’s Business shall include the use of cash by members of PubCo’s qualified group for general corporate purposes, retention for future use in the business operations of members of PubCo’s qualified group, and loans from PubCo or the Subsequent SPAC Surviving Sub to other members of PubCo’s qualified group for current or future use in the business operations of such members.

(g) In the event of any investment (including any “PIPE” investment) in shares or stock rights of any Person that have the effect of entitling the holder thereof to receive shares in PubCo in connection with any of the Mergers (other than, for the avoidance of doubt, open market purchases of SPAC Units, SPAC Ordinary Shares or SPAC Rights), the parties shall use reasonable best efforts to structure such investment in a manner that would not reasonably be expected to result in any of the Mergers failing to qualify for the Intended Tax Treatment.

10.3 Settlement of the SPAC’s Liabilities. Concurrently with the Acquisition Closing, all outstanding liabilities of SPAC shall be settled and paid in full and reimbursement of out-of-pocket expenses reasonably incurred by SPAC’s or SPAC’s officers, directors, or any of their respective Affiliates, in connection with identifying, investigating and consummating a business combination.

10.4 Confidentiality. Except as necessary to complete the Proxy Statement and Registration Statement, the Company Group and Acquisition Entities, on the one hand, and SPAC, on the other hand, shall hold and shall cause their respective representatives to hold in strict confidence, unless compelled to disclose by judicial or administrative process or by other requirements of Law, all documents and information concerning the other party furnished to it by such other party or its representatives in connection with the transactions contemplated by this Agreement (except to the extent that such information can be shown to have been (a) previously known by the party to which it was furnished, (b) in the public domain through no fault of such party or (c) later lawfully acquired from other sources, which source is not the agent of the other party, by the party to which it was furnished), and each party shall not release or disclose such information to any other person, except its representatives in connection with this Agreement. In the event that any party believes that it is required to disclose any such confidential information pursuant to applicable Laws, such party shall give timely written notice to the other parties so that such parties may have an opportunity to obtain a protective order or other appropriate relief. Each party shall be deemed to have satisfied its obligations to hold confidential information concerning or supplied by the other parties if it exercises the same care as it takes to preserve confidentiality for its own similar information. The parties acknowledge that some previously confidential information will be required to be disclosed in the Proxy Statement.

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ARTICLE XI

CONDITIONS TO CLOSING

11.1 Condition to the Obligations of the Parties. The obligations of all of the parties hereto to consummate the Closings are subject to the satisfaction of all the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such parties:

(a) There shall not be in force any applicable Law or Order enjoining, prohibiting, making illegal or preventing the consummation of the Closings, whether temporary, preliminary or permanent, which is then in effect or is pending or threatened.

(b) The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no Action seeking such stop order shall have been threatened or initiated by the SEC and not withdrawn.

(c) The PubCo Ordinary Shares to be issued in connection with the Closings shall be conditionally approved for listing upon the Closings on Nasdaq, subject only to official notice of issuance thereof.

(d) All consents required to be obtained from or made with any Authority in order to consummate the Transactions shall have been obtained or made.

(e) The approval of the SPAC Shareholder Approval Matters shall have been duly obtained in accordance with the Laws of the Cayman Islands, SPAC’s Organizational Documents and the rules and regulations of Nasdaq (the “Required SPAC Shareholder Approval”).

(f) The Company Shareholder Approval shall have been obtained.

(g) SPAC shall have at least US$5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining immediately after the Closings.

(h) PubCo will qualify as a “foreign private issuer” within the meaning of Rule 405 under the Securities Act.

11.2 Additional Conditions to Obligations of SPAC. The obligations of SPAC to consummate the Acquisition Closing are subject to the satisfaction of all the following additional conditions, any one or more of which may be waived in writing by SPAC:

(a) The Company Group shall have duly performed all of its obligations hereunder required to be performed by it at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

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(b) Each of the representations and warranties of the Company contained in Article V shall be true and correct (without giving any effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

(c) There shall have been no event, change or occurrence which individually or together with any other event, change or occurrence, could reasonably be expected to have a Material Adverse Effect, regardless of whether it involved a known risk.

(d) The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with thereby on or prior to the Closing Date.

(e) SPAC shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, certifying that the conditions set forth in this Section 11.2 have been fulfilled.

(f) SPAC shall have received a copy of each of the Additional Agreements duly executed by all parties thereto (other than SPAC) and such Additional Agreements shall be in full force and effect.

(g) The PIPE Investment Procured by Company shall have been obtained.

11.3 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Acquisition Closing are subject to the satisfaction of all of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) SPAC and the Acquisition Entities shall have duly performed all of their obligations hereunder required to be performed by them at or prior to the Closing Date in all material respects, unless the applicable obligation has a materiality qualifier in which case it shall be duly performed in all respects.

(b) Each of the representations and warranties of SPAC contained in Article VI shall be true and correct (without giving any effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) as of the date hereof and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material adverse effect on the ability of the SPAC to consummate the transactions contemplated hereby.

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(c) SPAC and the Acquisition Entities shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by such party on or prior to the Closing Date.

(d) The Company shall have received a certificate signed by an authorized officer of SPAC to the effect set forth in clauses (a) and (b) of this Section 11.3.

(e) SPAC shall have executed and delivered to the Company each Additional Agreement to which it is a party.

11.4 Frustration of Conditions. None of SPAC or the Company may rely on the failure of any condition set forth in this Article XI to be satisfied if such failure was caused by such party’s failure to act in good faith to comply with this Agreement and consummate the transactions contemplated hereby.

ARTICLE XII
DISPUTE RESOLUTION

12.1 Jurisdiction.

(a) Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the City of New York, Borough of Manhattan, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court.

(b) Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.1.

12.2 Waiver of Jury Trial; No Exemplary Damages.

(a) THE PARTIES TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVE ANY RIGHT EACH SUCH PARTY MAY HAVE TO TRIAL BY JURY IN ANY ACTION OF ANY KIND OR NATURE, IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT, OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN OR AMONG ANY OF THE PARTIES TO THIS AGREEMENT OF ANY KIND OR NATURE. NO PARTY SHALL BE AWARDED PUNITIVE OR OTHER EXEMPLARY DAMAGES RESPECTING ANY DISPUTE ARISING UNDER THIS AGREEMENT OR ANY ADDITIONAL AGREEMENT.

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(b) Each of the parties to this Agreement acknowledge that each has been represented in connection with the signing of this waiver by independent legal counsel selected by the respective party and that such party has discussed the legal consequences and import of this waiver with legal counsel. Each of the parties to this Agreement further acknowledge that each has read and understands the meaning of this waiver and grants this waiver knowingly, voluntarily, without duress and only after consideration of the consequences of this waiver with legal counsel.

ARTICLE XIII

TERMINATION

13.1 Termination. This Agreement may be terminated at any time prior to the Acquisition Closing:

(a) by mutual consent of the Company and SPAC;

(b) by either SPAC or the Company if the Acquisition Closing shall not have occurred on or before October 31, 2024 (the “Outside Closing Date”); provided that the right to terminate this Agreement pursuant to this Section 13.1(b) shall not be available to any party whose breach of or failure to perform any provision of this Agreement has been the primary cause of the failure of the Acquisition Closing to be consummated before the Outside Closing Date;

(c) by either SPAC or the Company if the consummation of the Acquisition Closing is permanently enjoined or prohibited by a final, non-appealable Order; provided that the right to terminate this Agreement pursuant to this Section 13.1(c) shall not be available to any party whose breach of or failure to perform any provision of this Agreement has been the primary cause of such Order;

(d) by either the Company or SPAC if the Required SPAC Shareholder Approval shall have not been obtained at the SPAC Special Meeting or at any adjournment thereof, in each case, at which a vote on the approval of the SPAC Shareholder Approval Matters was taken;

(e) by SPAC if the Company Shareholder Approval shall not have been obtained within five (5) Business Days after the effectiveness date of the Registration Statement;

(f) by SPAC if the Company shall have materially breached any of its representations, warranties, agreements or covenants contained herein or in any Additional Agreement such that the conditions set forth in Section 11.1 or Section 11.2 would not be satisfied and, such breach is not curable or, if curable, is not cured prior to the earlier of 15 days following receipt by the Company of a written notice describing in reasonable detail the nature of such breach and the Outside Closing Date; provided that SPAC shall not have the right to terminate this Agreement pursuant to this Section 13.1(f) if SPAC is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that would cause a condition set forth in Section 11.1 or Section 11.3 not to be satisfied; or

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(g) by the Company if SPAC or any Acquisition Entity shall have materially breached any of its covenants, agreements, representations, and warranties contained herein or in any Additional Agreement such that the conditions set forth in Section 11.1 or Section 11.3. would not be satisfied and, such breach is not curable or, if curable, is not cured prior to the earlier of 15 days following receipt by SPAC of a written notice describing in reasonable detail the nature of such breach and the Outside Closing Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 13.1(g) if the Company is then in breach of any of its representations, warranties, covenants or agreements contained in this Agreement that would cause a condition set forth in Section 11.1 or Section 11.2 not to be satisfied.

13.2 Effect of Termination. In the event of the valid termination of this Agreement pursuant to Section 13.1, written notice thereof shall be given to the other party or parties hereto, specifying the provision hereof pursuant to which such termination is made and this Agreement shall forthwith become void and there shall be no liability or obligation under this Agreement on the part of any party hereto, except the provisions of Section 10.4 (Confidentiality), Article XII, Article XIII and Article XV shall survive such valid termination in accordance with its terms and conditions.

ARTICLE XIV
INDEMNIFICATION; SURVIVAL

14.1 Indemnification. Subject to the terms and conditions of this Article XIV and from and after the Closing Date, and as a material inducement to SPAC entering into this Agreement, the Principal Shareholder (the “Indemnifying Party”) hereby agrees to indemnify and hold harmless the Indemnified Party against and in respect of, and to pay, compensate and reimburse the Indemnified Party for, any and all out-of-pocket loss, cost, payment, demand, penalty, forfeiture, expense, liability, judgment, deficiency or damage, and diminution in value or claim (including actual costs of investigation and attorneys’ fees and other costs and expenses) (all of the foregoing collectively, “Losses”) incurred or sustained by the Indemnified Party as a result of or in connection with any breach, inaccuracy or nonfulfillment of any of the representations, warranties and covenants of the Company contained herein and/or any matters described in Section 14.1 of the Company Disclosure Schedules, whether or not involving a Third-Party Claim (as defined below). Notwithstanding the foregoing, any liability incurred pursuant to the terms of this Article XIV shall be paid exclusively from the Indemnity Escrow Shares (valued at the then market value per share), in accordance with the terms of the Indemnity Escrow Agreement.

14.2 Indemnity Escrow Agreement. At the Closing, 750,000 PubCo Ordinary Shares issued to the Principal Shareholder (the “Indemnity Escrow Shares”), will be deposited into an escrow account (the “Indemnity Escrow Account”) with an escrow agent reasonably acceptable to SPAC and the Principal Shareholder (the “Indemnity Escrow Agent”) for the benefit of SPAC’s Shareholders immediately prior to the Closing, pursuant to the terms of an escrow agreement among the Indemnity Escrow Agent, PubCo and the Company Shareholder Representative (the “Indemnity Escrow Agreement”).

14.3 Indemnification Procedures. The following shall apply with respect to all claims by the Indemnified Party for indemnification:

(a) the Indemnified Party shall give the Indemnifying Party prompt written notice (an “Indemnification Notice”) of any direct claim or third-party action with respect to which the Indemnified Party seeks indemnification pursuant to Section 14.1 or Section 14.3 (a “Third-Party Claim”), which shall describe in reasonable detail the Loss that has been or may be suffered by the Indemnified Party. The failure to give the Indemnification Notice shall not impair any of the rights or benefits of such Indemnified Party under Section 14.1 or Section 14.3, except to the extent such failure materially and adversely affects the ability of the Indemnifying Party to defend such claim or increases the amount of such liability;

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(b) in the case of any Third-Party Claims as to which indemnification is sought by the Indemnified Party, such Indemnified Party shall be entitled, at the sole expense and liability of the Indemnifying Party, to exercise full control of the defense, compromise or settlement of any Third-Party Claim unless the Indemnifying Party, within a reasonable time after the giving of an Indemnification Notice by the Indemnified Party (but in any event within 10 days thereafter), shall (i) deliver a written confirmation to such Indemnified Party that the indemnification provisions of Section 14.1 or Section 14.3 are applicable to such action and the Indemnifying Party will indemnify such Indemnified Party in respect of such action pursuant to the terms of Section 14.1 or Section 14.3 and, notwithstanding anything to the contrary, shall do so without asserting any challenge, defense, limitation on the Indemnifying Party liability for Losses, counterclaim or offset, (ii) notify such Indemnified Party in writing of the intention of the Indemnifying Party to assume the defense thereof, and (iii) retain legal counsel reasonably satisfactory to the Indemnified Party to conduct the defense of such Third-Party Claim;

(c) if the Indemnifying Party assumes the defense of any such Third-Party Claim pursuant to Section 14.3(b), then the Indemnified Party shall cooperate with the Indemnifying Party in any manner reasonably requested in connection with the defense, and the Indemnified Party shall have the right to be kept fully informed by the Indemnifying Party and his legal counsel with respect to the status of any legal proceedings, to the extent not inconsistent with the preservation of attorney-client or work product privilege. If the Indemnifying Party so assumes the defense of any such Third-Party Claim, the Indemnified Party shall have the right to employ separate counsel and to participate in (but not control) the defense, compromise, or settlement thereof, but the fees and expenses of such counsel employed by the Indemnified Party shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party has agreed to pay such fees and expenses, or (ii) the named parties to any such Third-Party Claim (including any impleaded parties) include an Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised by its counsel that there may be a conflict of interest between such Indemnified Party and the Indemnifying Party in the conduct of the defense thereof, and in any such case the reasonable fees and expenses of such separate counsel shall be borne by the Indemnifying Party;

(d) if the Indemnifying Party elects to assume the defense of any Third-Party Claim pursuant to Section 14.3(b), the Indemnified Party shall not pay, or permit to be paid, any part of any claim or demand arising from such asserted liability unless the Indemnifying Party withdraws from or fails to vigorously prosecute the defense of such asserted liability, or unless a judgment is entered against the Indemnified Party for such liability. If the Indemnifying Party does not elect to defend, or if, after commencing or undertaking any such defense, the Indemnifying Party fails to adequately prosecute or withdraw such defense, the Indemnified Party shall have the right to undertake the defense or settlement thereof, at the Indemnifying Party’s expense. Notwithstanding anything to the contrary, the Indemnifying Party shall not be entitled to control, but may participate in, and the Indemnified Party (at the expense of the Indemnifying Party) shall be entitled to have sole control over, the defense or settlement of (i) that part of any Third-Party Claim (A) that seeks a temporary restraining order, a preliminary or permanent injunction or specific performance against the Indemnified Party, or (B) to the extent such Third-Party Claim involves criminal allegations against the Indemnified Party or (ii) the entire Third-Party Claim if such Third-Party Claim would impose liability on the part of the Indemnified Party in an amount which is greater than the amount as to which the Indemnified Party is entitled to indemnification under this Agreement. In the event the Indemnified Party retains control of the Third-Party Claim, the Indemnified Party will not settle the subject claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld or delayed;

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(e) if the Indemnified Party undertakes the defense of any such Third-Party Claim pursuant to Section 14.1 or Section 14.3 and proposes to settle the same prior to a final judgment thereon or to forgo appeal with respect thereto, then the Indemnified Party shall give the Indemnifying Party prompt written notice thereof and the Indemnifying Party shall have the right to participate in the settlement, assume or reassume the defense thereof or prosecute such appeal, in each case at the Indemnifying Party’s expense. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party settle or compromise or consent to entry of any judgment with respect to any such Third-Party Claim (i) in which any relief other than the payment of money damages is or may be sought against the Indemnified Party, (ii) in which such Third-Party Claim could be reasonably expected to impose or create a monetary liability on the part of the Indemnified Party (such as an increase in the Indemnified Party’s income Tax) other than the monetary claim of the third party in such Third-Party Claim being paid pursuant to such settlement or judgment, or (iii) which does not include as an unconditional term thereof the giving by the claimant, person conducting such investigation or initiating such hearing, plaintiff or petitioner to the Indemnified Party of a release from all liability with respect to such Third-Party Claim and all other actions (known or unknown) arising or which might arise out of the same facts; and

(f) following the Closing, the Sponsor shall have the authority to institute and prosecute any claims for indemnification hereunder in good faith on behalf of the Indemnified Party to enforce the terms of this Agreement.

14.4 Escrow of Indemnity Escrow Shares by the Principal Shareholder. The Company, the Principal Shareholders and the Principal Shareholders’ Representative hereby authorize PubCo to deposit the Indemnity Escrow Shares, as applicable, in the Indemnity Escrow Account pursuant to the Escrow Agreement. If the Indemnity Escrow Shares are issued and deposited in the Indemnity Escrow Account, such Indemnity Escrow Shares will solely reduce the PubCo Shares payable to the Principal Shareholder under this Agreement.

(a) Any dividends, interest payments, or other distributions of any kind made in respect of the Indemnity Escrow Shares, if any, will be delivered promptly to the Indemnity Escrow Agent to be held in escrow. The Principal Shareholder shall be entitled to vote the Indemnity Escrow Shares on any matters to come before the shareholders of PubCo;

(b) At the times provided for in Section 14.4(d), the Indemnity Escrow Shares shall be released and transferred by the Indemnity Escrow Agent to the Principal Shareholder. PubCo will take such action as may be necessary to cause such securities to be issued in the names of the appropriate persons. Certificates representing Indemnity Escrow Shares so issued that are subject to resale restrictions under applicable securities laws will bear a legend to that effect. No fractional shares shall be released and delivered from the Indemnity Escrow Account to the Principal Shareholder and all fractional shares shall be rounded down to the nearest whole share;

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(c) no Indemnity Escrow Shares or any beneficial interest therein may be pledged, sold, assigned or transferred, including by operation of law, by the Principal Shareholder or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of the Principal Shareholder, prior to the transfer and delivery from the Escrow Agent to the Principal Shareholder; and

(d) within five business days following expiration of the Survival Period (the “Release Date”), the Indemnity Escrow Shares will be released from escrow to the Principal Shareholder less the number or amount of Indemnity Escrow Shares (valued at the then market value per share) equal to the amount of any potential Losses set forth in any Indemnification Notice from Sponsor with respect to any pending but unresolved claim for indemnification. Prior to the Release Date, the Principal Shareholder shall deliver to the Indemnity Escrow Agent a certificate executed by him (which shall not be unreasonably withheld) instructing the Indemnity Escrow Agent to release such number of Indemnity Escrow Shares determined in accordance with this Section 14.4(d). Any Indemnity Escrow Shares retained in escrow as a result of the immediately preceding sentence shall be released and transferred to the Principal Shareholder promptly upon resolution of the related claim for indemnification in accordance with the provisions of this Article XIV. Notwithstanding anything to the contrary contained herein, any indemnification payments will be made to Sponsor or its successors.

14.5 Payment of Indemnification. In the event the Indemnified Party is entitled to any indemnification pursuant to this Article XIV, the Indemnified Party shall be paid exclusively from the Indemnity Escrow Shares, as applicable.

14.6 Survival. All representations, warranties and covenants contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive for a period of 12 months following the Closing; provided, that the (a) Company Fundamental Representations shall survive indefinitely, and (b) representations and warranties contained in Section 5.25 shall survive the Closing until 90 days after the expiration of the applicable statute of limitations (the “Survival Period”). After the expiration of the Survival Period, the Indemnifying Party shall have no further liability for indemnification pursuant to this Article XIV other than with respect to the claims already made pursuant to this Article XIV or in the case of fraud.

14.7 Limitations on Indemnification.

(a) No Indemnifying Party shall be liable to any Indemnified Party under Article XIV (except with respect to breaches of Company Fundamental Representations) unless and until the aggregate amount of all Losses in respect thereof exceeds $375,000, in which event the Indemnifying Party shall be required to pay or be liable for all such Losses from the first dollar.

(b) Notwithstanding anything herein to the contrary, except in the case of fraud, the aggregate amount of all Losses for which the Indemnifying Party shall be liable under this Agreement shall not exceed $7,500,000.

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14.8 Sole and Exclusive Remedy. The remedies provided in this Article XIV shall be deemed the sole and exclusive remedies of the Indemnified Party, from and after the Closing Date, with respect to any and all claims arising out of or related to this Agreement or in connection with the transactions contemplated hereby, other than in respect of fraud.

ARTICLE XV

MISCELLANEOUS

15.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (a) if by hand or recognized courier service, by 5:00PM on a business day, addressee’s day and time, on the date of delivery, and otherwise on the first business day after such delivery; (b) if by fax or email, on the date that transmission is confirmed electronically, if by 5:00PM on a business day, addressee’s day and time, and otherwise on the first business day after the date of such confirmation; or (c) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to the Company (following the Acquisition Closing), to:

HCYC Group Company Limited

Suite 1008, 10/F., Ocean Centre, Harbour City,

5 Canton Road, Tsim Sha Tsui, Hong Kong

Attn: Ding Xiameng (丁霞梦)

Email: moonding0613@gmail.com

with a copy (which shall not constitute notice) to:

Celine & Partners, PLLC

1345 Avenue of the Americas FL 33

New York, New York 10105

Attn: Cassi Olson

Email: colson@chencounsel.com

if to SPAC or any Acquisition Entity, to:

Alphamade Holding LP

500 5th Avenue, Suite 938

New York, New York 10110

Email: tzhang@ascendantga.com

Attention: Taylor Zhang

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with a copy (which shall not constitute notice) to:

Winston & Strawn LLP
800 Capitol Street, Suite 2400
Houston, Texas 77002
Attn: Michael J. Blankenship
Email: mblankenship@winston.com

15.2 Amendments; No Waivers; Remedies.

(a) This Agreement cannot be amended, except by a writing signed by each of the SPAC (prior to the Acquisition Merger Effective Time) and the Company, and cannot be terminated orally or by course of conduct. No provision hereof can be waived, except by a writing signed by the party against whom such waiver is to be enforced, and any such waiver shall apply only in the particular instance in which such waiver shall have been given.

(b) Neither any failure or delay in exercising any right or remedy hereunder or in requiring satisfaction of any condition herein nor any course of dealing shall constitute a waiver of or prevent any party from enforcing any right or remedy or from requiring satisfaction of any condition. No notice to or demand on a party waives or otherwise affects any obligation of that party or impairs any right of the party giving such notice or making such demand, including any right to take any action without notice or demand not otherwise required by this Agreement. No exercise of any right or remedy with respect to a breach of this Agreement shall preclude exercise of any other right or remedy, as appropriate to make the aggrieved party whole with respect to such breach, or subsequent exercise of any right or remedy with respect to any other breach.

(c) Except as otherwise expressly provided herein, no statement herein of any right or remedy shall impair any other right or remedy stated herein or that otherwise may be available.

(d) Notwithstanding anything else contained herein, neither shall any party seek, nor shall any party be liable for, punitive or exemplary damages, under any tort, contract, equity, or other legal theory, with respect to any breach (or alleged breach) of this Agreement or any provision hereof or any matter otherwise relating hereto or arising in connection herewith.

15.3 Arm’s Length Bargaining; No Presumption Against Drafter. This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel or having had but declined the opportunity to be represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.

15.4 Publicity. Except as required by law and except with respect to the SPAC SEC Documents, the parties agree that neither they nor their agents shall issue any press release or make any other public disclosure concerning the transactions contemplated hereunder without the prior approval of the other party hereto. If a party is required to make such a disclosure as required by law, the parties will use their best efforts to cause a mutually agreeable release or public disclosure to be issued.

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15.5 Expenses.

(a) Each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, unless otherwise specified herein; provided that, in the event the Acquisition Closing occurs all expense of Pubco and the Company shall be paid from the proceeds of the Trust Account and, if necessary, any PIPE Investment proceeds.

(b) The SPAC shall use its best reasonable efforts to negotiate with the underwriter in its IPO to reduce the Deferred Underwriting Amount. The Deferred Underwriting Amount shall be paid by: (i) funds remaining in the Trust Account (net of any amounts paid to redeeming SPAC Shareholders) or obtained in any PIPE Investment, upon Closing, or (b) conversion of all or a portion of the Deferred Underwriting Amount into PubCo Ordinary Shares based on a conversion rate of US$10.00 per share.

15.6 No Assignment or Delegation. No party may assign any right or delegate any obligation hereunder, including by merger, consolidation, operation of law, or otherwise, without the written consent of the other party. Any purported assignment or delegation without such consent shall be void, in addition to constituting a material breach of this Agreement.

15.7 Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

15.8 Counterparts. This Agreement may be executed and delivered (including by e-mail of PDF or scanned versions or facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

15.9 Entire Agreement. This Agreement together with the Additional Agreements, including any exhibits and schedules attached hereto or thereto, sets forth the entire agreement of the parties with respect to the subject matter hereof and thereof and supersedes all prior and contemporaneous understandings and agreements related thereto (whether written or oral), all of which are merged herein. No provision of this Agreement or any Additional Agreement, including any exhibits and schedules attached hereto or thereto, may be explained or qualified by any agreement, negotiations, understanding, discussion, conduct or course of conduct or by any trade usage. Except as otherwise expressly stated herein or any Additional Agreement, there is no condition precedent to the effectiveness of any provision hereof or thereof. No party has relied on any representation from, or warranty or agreement of, any person in entering into this Agreement, prior hereto or contemporaneous herewith or any Additional Agreement, except those expressly stated herein or therein. For the avoidance of any doubt, the Original Merger Agreement shall be amended and restated in its entirety by this Agreement on the date of this Agreement.

15.10 Severability. A determination by a court or other legal authority that any provision that is not of the essence of this Agreement is legally invalid shall not affect the validity or enforceability of any other provision hereof. The parties shall cooperate in good faith to substitute (or cause such court or other legal authority to substitute) for any provision so held to be invalid a valid provision, as alike in substance to such invalid provision as is lawful.

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15.11 Construction of Certain Terms and References; Captions. In this Agreement:

(a) References to particular sections and subsections, schedules, and exhibits not otherwise specified are cross-references to sections and subsections, schedules, and exhibits of this Agreement.

(b) The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement, and, unless the context requires otherwise, “party” means a party signatory hereto.

(c) Any use of the singular or plural, or the masculine, feminine, or neuter gender, includes the others, unless the context otherwise requires; “including” means “including without limitation;” “or” means “and/or;” “any” means “any one, more than one, or all;” and, unless otherwise specified, any financial or accounting term has the meaning of the term under United States generally accepted accounting principles as consistently applied heretofore by the Company Group.

(d) Unless otherwise specified, any reference to any agreement (including this Agreement), instrument, or other document includes all schedules, exhibits, or other attachments referred to therein, and any reference to a statute or other law includes any rule, regulation, ordinance, or the like promulgated thereunder, in each case, as amended, restated, supplemented, or otherwise modified from time to time; provided that with respect to any agreement or contract listed in the Company Disclosure Schedule, all such amendments, modifications or supplements must also be listed in the Company Disclosure Schedule. Any reference to a numbered schedule means the same-numbered section of the disclosure schedule.

(e) If any action is required to be taken or notice is required to be given within a specified number of days following a specific date or event, the day of such date or event is not counted in determining the last day for such action or notice. If any action is required to be taken or notice is required to be given on or before a particular day which is not a Business Day, such action or notice shall be considered timely if it is taken or given on or before the next Business Day.

(f) Captions are not a part of this Agreement, but are included for convenience, only.

(g) For the avoidance of any doubt, all references in this Agreement to “the knowledge of the Company Group” or similar terms shall be deemed to include the actual or constructive (e.g., implied by Law) knowledge of the Key Personnel.

15.12 Further Assurances. Each party shall execute and deliver such documents and take such action, as may reasonably be considered within the scope of such party’s obligations hereunder, necessary to effectuate the transactions contemplated by this Agreement.

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15.13 Third Party Beneficiaries. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the parties hereto, any right or remedies under or by reason of this Agreement; provided, however, that notwithstanding the foregoing (a) in the event the Acquisition Closing occurs, the present and former officers and directors of SPAC (and its successors, heirs and representatives) and each of their respective Affiliates are intended third-party beneficiaries of, and may enforce, Section 8.7 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives any party, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce, Section 15.16 and Section 15.17.

15.14 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company and the Acquisition Entities hereby represent and warrant that they understand that SPAC has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by SPAC’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public shareholders (including overallotment shares acquired by SPAC’s underwriters) (the “Public Shareholders”) and that, except as otherwise described in the IPO Prospectus, SPAC may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their shares of SPAC Ordinary Shares in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with a shareholder vote to amend SPAC’s Organizational Documents to modify the substance or timing of SPAC’s obligation to provide holders of SPAC Ordinary Shares the right to have their shares redeemed in connection with a Business Combination or to redeem 100% of the SPAC Ordinary Shares if SPAC does not complete a Business Combination by January 4, 2025) (assuming exercise of all available extensions pursuant to SPAC’s Organizational Documents) or with respect to any other provision relating to the rights of holders of SPAC Ordinary Shares, (b) to the Public Shareholders if SPAC fails to consummate a Business Combination by January 4, 2025 (assuming exercise of all available extensions pursuant to SPAC’s Organizational Documents), and (c) to SPAC after the consummation of a Business Combination, in each case, subject to the Trust Agreement. For and in consideration of SPAC entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither of the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account, or make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its representatives, on the one hand, and the Company or any of its representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company, on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with SPAC or its representatives and will not seek recourse against the Trust Account for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with SPAC or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by SPAC and its Affiliates to induce SPAC to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against such party and each of its Affiliates under applicable Law. Notwithstanding anything herein to the contrary, (x) the Company and its Affiliates may commence any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to SPAC, the Acquisition Entities or their respective representatives, which proceeding seeks, in whole or in part, monetary relief against SPAC, the Acquisition Entities or their respective representatives, against assets or funds held outside of the Trust Account (including any funds released from the Trust Account and assets that are acquired with such funds); provided, that such claim shall not permit the Company or any of its Affiliates (or any Person claiming on any of their behaves or in lieu of them) to have any claim against the Trust Account or any amounts contained therein, and (y) nothing herein shall limit or prohibit the Company or any of its Affiliates from pursuing a claim against SPAC or the Acquisition Entities for specific performance or other equitable relief. This Section 14.14 shall survive termination of this Agreement for any reason.

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15.15 Enforcement.

(a) The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be inadequate remedy, would occur in the event that the parties hereto do not perform their respective obligations under the provisions of this Agreement or any Additional Agreement in accordance with their respective specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties hereto shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and any Additional Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages or inadequacy of any remedy at applicable Law, prior to the valid termination of this Agreement in accordance with Section 13.1, this being in addition to any other remedy to which they are entitled under this Agreement or any Additional Agreement or applicable Law.

(b) Each party hereto agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement or any Additional Agreement and to enforce specifically the terms and provisions of this Agreement or any Additional Agreement in accordance with this Section 15.15(b) shall not be required to provide any bond or other security in connection with any such injunction. The parties hereto acknowledge and agree that nothing contained in this Section 15.15 shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 14.16 before exercising any termination right under Section 13.1 or pursuing damages.

15.16 Non-Recourse. Except as otherwise set forth in this Agreement (including in Article XIV, this Agreement may only be enforced against, and any Action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any named party to this Agreement and no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the parties to this Agreement of or for any Action based on, arising out of, or related to this Agreement or the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SPAC:

ALPHATIME ACQUISITION CORP

By:	/s/ Dajing Guo
Name:	Dajing Guo
Title:	Chief Executive Officer

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PubCo:

HCYC HOLDING COMPANY

By:	/s/ Xinfeng Feng
Name:	Xinfeng Feng
Title:	Director

Merger Sub 1:

ATMC MERGER SUB 1 LIMITED

By:	/s/ Xinfeng Feng
Name:	Xinfeng Feng
Title:	Director

Merger Sub 2:

ATMC MERGER SUB 2 LIMITED

By:	/s/ Xinfeng Feng
Name:	Xinfeng Feng
Title:	Director

Merger Sub 3:

HCYC MERGER SUB LIMITED

By:	/s/ Xinfeng Feng
Name:	Xinfeng Feng
Title:	Director

Signature Page to Agreement and Plan of Merger

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Company:

HCYC GROUP COMPANY LIMITED

By:	/s/ Ding Xiameng
Name:	Ding Xiameng (丁霞梦)
Title:	Chairman

Signature Page to Agreement and Plan of Merger